                                 EXHIBIT 10.13

                       ROSENTHAL CONTRIBUTION AGREEMENT



                            CAPITAL AUTOMOTIVE L.P.
                            -----------------------

                    AGREEMENT FOR CONTRIBUTION OF INTERESTS
                    ---------------------------------------



                               November 21, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                              Page
                                                                              ----
I.   CONTRIBUTION OF INTERESTS..............................................     1
     1.1      Certain Definitions...........................................     1
     1.2      Contribution..................................................     2
     1.3      Consideration for Contribution................................     3
     1.4      [Intentionally omitted].......................................     3
     1.5      Subject to Partnership Agreement..............................     3
     1.6      Capitalized Terms.............................................     3

II.  ADJUSTMENTS............................................................     3
     2.1      Unit Adjustment...............................................     3
     2.2      Adjustments with Respect to Units.............................     4

III. REDEMPTION OF UNITS....................................................     4
     3.1      Redemption Right; Limit on Redemptions........................     4
     3.2      Registered Shares.............................................     4

IV.  OPERATION OF PROPERTY THROUGH CLOSING..................................     4
     4.1      Business Practice.............................................     4
     4.2      No Sale or Encumbrance........................................     4
     4.3      Leases, Service Contracts and Management Contracts............     5
     4.4      Termination of Leases; New Company Leases.....................     5
     4.5      Compliance....................................................     5
     4.6      Notice of Inaccuracy or Incompleteness........................     5
     4.7      Access........................................................     6
     4.8      Insurance.....................................................     6
     4.9      Fulfillment of Obligation.....................................     6
     4.10     Financial Statements and Reports..............................     6

V.   STATUS OF TITLE TO PROPERTY............................................     6
     5.1      State of Title................................................     6
     5.2      Preliminary Evidence of Title.................................     6
     5.3      Title Defects.................................................     8

VI.  CLOSING PRORATIONS AND ADJUSTMENTS.....................................     9
     6.1      Prorations and Adjustments....................................     9

VII. CLOSING................................................................    10
     7.1      Closing Date..................................................    10
     7.2      Closing Documents.............................................    10
     7.3      Conditions to the Partnership's Obligation to Close...........    14

       7.4      Conditions to the Contributor's Obligation to Close............ 16
       7.5      Transaction Costs.............................................. 16

VIII.  CASUALTY LOSS AND CONDEMNATION.......................................... 17
       8.1      Casualty....................................................... 17
       8.2      Condemnation or Taking......................................... 18

IX.    REPRESENTATIONS AND WARRANTIES
       OF THE CONTRIBUTORS..................................................... 18
       9.1      Organization................................................... 18
       9.2      Authority...................................................... 18
       9.3      Interest in Contributed Properties............................. 19
       9.4      Investment..................................................... 19
       9.5      Title to the Properties........................................ 21
       9.6      No Defaults.................................................... 21
       9.7      No Litigation; No Condemnation................................. 21
       9.8      No Violation................................................... 21
       9.9      Required Obligations........................................... 22
       9.10     Condition of Properties........................................ 22
       9.11     Warranties..................................................... 22
       9.12     Utilities...................................................... 22
       9.13     Zoning......................................................... 22
       9.14     Improvements................................................... 22
       9.15     Environmental Matters.......................................... 23
       9.16     Insurance...................................................... 25
       9.17     Management..................................................... 25
       9.18     Compliance..................................................... 26
       9.19     Leases; Rent Rolls............................................. 26
       9.20     Service Contracts; Management Contracts........................ 28
       9.21     Permits........................................................ 28
       9.22     Financial Statements........................................... 28
       9.23     Undisclosed Liabilities........................................ 28
       9.24     Contracts...................................................... 28
       9.25     Tax Matters.................................................... 28
       9.26     Employee Benefit Liabilities. ................................. 29
       9.27     [Intentionally Omitted]........................................ 29
       9.28     Taxes.......................................................... 29
       9.29     Special Filings................................................ 29
       9.30     [Intentionally Omitted]........................................ 29
       9.31     Books and Records.............................................. 29
       9.32     No Brokers..................................................... 30
       9.33     All Material Information....................................... 30
       9.34     Survival of Warranties......................................... 30

X.    [INTENTIONALLY OMITTED]...................................................... 30

XI.   REPRESENTATIONS AND WARRANTIES
      OF THE COMPANY AND THE PARTNERSHIP........................................... 30
      11.1     Organization, Good Standing and Qualification....................... 31
      11.2     Authorization....................................................... 31
      11.3     No Violation........................................................ 31
      11.4     Listed Shares....................................................... 31
      11.5     Tax Status.......................................................... 31
      11.6     No Litigation....................................................... 31
      11.7     No Brokers.......................................................... 32
      11.8     Survival............................................................ 32

XII.  COVENANTS.................................................................... 32
      12.1     Covenants of the Company and the Partnership........................ 32
      12.2     Covenants of the Contributors and the Contributing Entities......... 34
      12.3     No Claim Against Contributed Property............................... 35
      12.4     DRO Election; Bottom Guaranty Election.............................. 36

XIII. DUE DILIGENCE PERIOD......................................................... 37
      13.1     Due Diligence Period................................................ 37
      13.2     Access to Properties and Materials.................................. 37
      13.3     Adjustment Following Due Diligence.................................. 38

XIV.  DEFAULTS AND REMEDIES........................................................ 38
      14.1     Indemnification by Contributors..................................... 38
      14.2     Remedies............................................................ 39
      14.3     Indemnification by the Company and the Partnership.................. 40
      14.4     Indemnification Procedures.......................................... 41

XV.   MISCELLANEOUS................................................................ 44
      15.1     Assignment.......................................................... 44
      15.2     Entire Agreement.................................................... 44
      15.3     Notices............................................................. 44
      15.4     Governing Law....................................................... 45
      15.5     Litigation Costs.................................................... 45
      15.6     Counterparts........................................................ 45
      15.7     Offer and Acceptance................................................ 45
      15.8     Arbitration......................................................... 46

                                   EXHIBITS

A.             Partnership Agreement
4.4 (a)        Form of  Company Lease
4.4 (c)        Guaranty and Subordination Agreement
7.2.1(i)       Investor Questionnaires
7.2.1(p)       Lender's Estoppel Certificate
7.2.1(q)       Opinion of Contributor's Counsel
7.2.2(f)       Opinion of Company Counsel

                                   SCHEDULES

         DISCLOSURE SCHEDULE

I.             Contributors (Names and Addresses)
1.2            Schedule of Properties; Ownership Interests in Properties and
               Contribution Amounts
1.3(a)         Schedule of Units Issued in Consideration for Each Property
1.3(b)         Mortgage Debt
4.1            Prior Occupants
4.4(b)         Guaranties
5.1            Permitted Exceptions
9.6            Material Defaults
9.13           Zoning
9.15.5(a)      The Treatment, Storage and Disposal Locations for Substances of
               Concern
9.15.5(b)      Storage Tanks
9.15.5(c)      Environmental Permits and Authorizations
9.16           Insurance
9.19           Lease Disclosures
9.19.2         Leases and Rent Rolls
9.19.13        Other Landlords
9.20(a)        Service Contracts
9.20(b)        Management Contracts
9.23           Assumed Liabilities of Contributors
9.24           Contracts
9.26           Employee Benefit Plans/Employment Contracts/Employee Benefit
               Liabilities
12.1.5         Restrictions on Sale and/or Financing of Specified Properties
12.4.5         Limitations on Indebtedness
14.2.1         Indemnitors

                            CAPITAL AUTOMOTIVE L.P.

                    AGREEMENT FOR CONTRIBUTION OF INTERESTS
                    ---------------------------------------

     THIS AGREEMENT FOR CONTRIBUTION OF INTERESTS (the "Agreement") is made and entered into as of this 21 day of November 1997, by and among the persons and entities named on Schedule I hereto consisting of all of the owners of an
                  ----------
interest in any of the Properties listed on Schedule 1.2 (each individually, a
                                            ------------
"Contributor" and, if more than one Contributor, collectively, the "Contributors"), and CAPITAL AUTOMOTIVE REIT, a Maryland real estate investment trust (the "Company"), having offices at 1925 North Lynn Street, Suite 306, Arlington, Virginia 22209 on its own behalf, and CAPITAL AUTOMOTIVE L.P., a Delaware limited partnership (the "Partnership"), having offices at 1925 North Lynn Street, Suite 306, Arlington, Virginia 22209.

                                    RECITALS
                                    --------

     A. The Partnership was formed on November 13, 1997. At the Closing, the Limited Partnership Agreement, as amended and restated, will be substantially in the form appended hereto as Exhibit A (the "Partnership Agreement"). The
                            ---------
Partnership is intended to result in an umbrella partnership real estate investment trust in which the Company shall be the sole general partner (the "General Partner") and shall hold the number of Units (as hereinafter defined) of partnership interest set forth in Schedule A to the Partnership Agreement.
                                     ----------

     B. Each Contributor has such interest in the real property and improvements as is set forth opposite its name on Schedule 1.2 hereto. Each
                                                  ------------
Contributor is the legal and beneficial owner of fee simple title to all of the real property and improvements set forth on such Schedule 1.2 hereto (including
                                                 ------------
the residual interests in any tenant improvements thereon), which are individually referred to as a "Property" and collectively, the "Properties."

     C. Each Contributor desires to transfer all of its interest in each of the Properties set forth on Schedule 1.2 to the Partnership in exchange for
                            ------------
Units (as hereafter defined) in the Partnership in the amounts set forth in
Schedule 1.3(a) upon and subject to the terms and conditions of this Agreement.
---------------

     NOW THEREFORE, in consideration of and in reliance upon the above Recitals, the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     I.   CONTRIBUTION OF INTERESTS
          -------------------------

     1.1  Certain Definitions.   For purposes of this Agreement:
          -------------------

          1.1.1 "Units" means units of limited partnership interest in the Partnership, including the limited partnership interests held by the Company and those to be issued to the Contributors pursuant to this Agreement. The Units to be issued to the Contributors pursuant to this Agreement are sometimes referred to herein as the "Initial Units."

          1.1.2 "Shares" means the common shares of beneficial interest, par value $.01 per share, of the Company.

          1.1.3 "Initial Shares" means the Shares of the Company registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-11 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about November 1997.

          1.1.4 "Affiliate" means with respect to any Person, (i) any Person that holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or interests in a Person, or (ii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

          1.1.5 A "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          1.1.6 For purposes of this Agreement, the "knowledge" of a party shall mean the knowledge of such party's officers, senior executives, managing partners, general partners, majority shareholders, key employees or their equivalents.

          1.2  Contribution.  Subject to the terms and conditions of this
               ------------
Agreement, at the Closing (as hereinafter defined), each Contributor shall convey and transfer its entire right, title and interest in the Properties identified on Schedule 1.2 to the Partnership, excluding items of
              ------------
movable personal property attached to the Property that relate to the business conducted on the Property and may readily be removed from the Property without material damage whether or not such items are "fixtures," ("Excluded Personal Property"). The interests and Properties to be transferred as herein provided are hereinafter collectively referred to as the "Contribution."

          1.3  Consideration for Contribution.  In consideration for the
               ------------------------------
Contribution, the Partnership shall issue to each Contributor, or to such partners and beneficial owners of the Contributor as the Contributor shall designate in writing (the "Designees"), the number of Units in consideration for each Property as set forth on Schedule 1.3(a) hereto. The number of Units to be
                              ---------------
issued in consideration for each Property (the "Contribution Value") shall be the quotient of the Contribution Amount for such Property (as defined hereafter) minus the Mortgage Debt (as defined hereafter) encumbering such Property divided by the Market Price (as defined hereafter). The parties agree that, as of the date hereof and as of the Closing Date, each Initial Unit has a fair market value equal to the initial price to the public of the Initial Shares at the time and date the Registration Statement is declared effective by the Commission (the "Market Price"). The Contributors represent and warrant that each Property is subject to mortgage indebtedness set forth opposite the description of such Property on Schedule 1.3(b) of this Agreement, which mortgage indebtedness shall
            ---------------
be the principal balance plus the accrued interest of the mortgages encumbering such Property at the Closing Date (the "Mortgage Debt"). For purposes of this Agreement, "Contribution Amount" means the acquisition cost of any Property, as stated on Schedule 1.3(a) plus the amount of the Closing Costs (as defined in
          ---------------
Section 7.5.1), which total shall be used to calculate the number of Units to be
-------------
issued to the Contributors at the Closing in exchange for their contribution of such Property to the Partnership.

          1.4  [Intentionally omitted]

          1.5  Subject to Partnership Agreement.  The Units issued pursuant to
               --------------------------------
this Agreement shall be subject in all respects to the terms and provisions of the Partnership Agreement.

          1.6  Capitalized Terms.  Capitalized terms used in this Agreement that
               -----------------
are not otherwise defined herein shall have, unless otherwise indicated, the meanings assigned to them in the Partnership Agreement.

     II.  ADJUSTMENTS
          -----------

     2.1  Unit Adjustment.  The number of Units issuable as consideration for
          ---------------
          the Properties will be adjusted as follows: (a) to the extent the total Mortgage Debt on a Property is different from the amount on
          Schedule 1.3(b) ("Different Mortgage Debt"), an adjustment shall be
          ---------------
          made to the number of Units to be issued to the Contributors hereunder, by dividing the total dollar amount of the Different Mortgage Debt by the Market Price and the quotient thereof shall be the number by which the number of Units issuable pursuant to this Agreement shall be reduced if the Mortgage Debt exceeds the scheduled amount, or increased if the Mortgage Debt is less than the scheduled amount; and (b) pursuant to Sections 7.2.1(o), 7.5.1, 8.1, 8.2, 13.3 and 15.7 of this Agreement, as applicable.

     2.2  Adjustments with Respect to Units  In the event of any stock split,
          ---------------------------------
          stock dividend, reclassification, recapitalization or other adjustment in respect of the outstanding Shares prior to the Closing Date, the number of Units to be issued to the Contributors will be proportionately adjusted so that the Units will equate to the Shares on a one-to-one basis.

     III. REDEMPTION OF UNITS
          -------------------

          Anything in the Partnership Agreement to the contrary notwithstanding, the following provisions shall apply:

     3.1  Redemption Right; Limit on Redemptions.  The Contributors shall have
          --------------------------------------
          the right to require the Partnership to redeem all or a portion of the Units held by such Contributor (the "Redemption Event") on or after the date which is two (2) years after the date that the Registration Statement is declared effective by the Commission (the "Effective Date") in accordance with and subject to the limitations set forth in
          Section 8.05 of the Partnership Agreement.

     3.2  Registered Shares.  If the Company exercises its option to deliver
          -----------------
          Shares pursuant to Section 8.05 of the Partnership Agreement upon a Redemption Event, the Company shall deliver to the Contributor Shares that have been registered for resale under the Act pursuant to a registration statement on Form S-3 (or equivalent form of registration statement then in effect) declared effective by the Commission.

     IV.  OPERATION OF PROPERTY THROUGH CLOSING
          -------------------------------------

          Through the Closing Date:

     4.1  Business Practice.  Except as otherwise provided in this Article 4,
          -----------------
          the Contributors shall continue, or shall cause any Affiliate, tenant, or third party managing, maintaining or occupying, as the case may be, any of the Properties as shall be designated by the Partnership or the Company (referred to herein individually as a "Prior Occupant" and collectively as the "Prior Occupants") to continue, to manage, maintain and operate the Properties in accordance with sound and prudent business practices and keep the Properties and the tangible personal property thereon in good condition and repair, ordinary wear and tear excepted. The Contributors shall instruct such Prior Occupant not to make any change in its management, maintenance or operation of the Properties or in its normal and customary other practices. The Prior Occupants are identified on Schedule 4.1 to this
                                                           ------------
          Agreement.


     4.2  No Sale or Encumbrance.  None of the Contributors shall sell,
          ----------------------
          mortgage, pledge, hypothecate or otherwise transfer or dispose of all, or any part of any Property or any interest therein, nor shall any Contributor initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of any Property, nor shall any Contributor permit any new limited or general partners, shareholders or members to be admitted to any Contributor.

     4.3  Leases, Service Contracts and Management Contracts.  Except as
          --------------------------------------------------
          provided in Section 4.4, the Contributors shall not, nor shall they cause or permit any Prior Occupant to, terminate, modify, extend, amend or renew any Lease (as defined in Section 6.1.3 hereof), Service Contract (as defined in Section 9.20 hereof), Management Contract (as defined in Section 9.20 hereof) or enter into any new Lease (other than the Company Lease pursuant to Section 4.4 of this Agreement) or Service Contract without the prior written consent of the Company or the Partnership; provided, however, that the failure of the Company or the Partnership to object to any such action within thirty (30) days after written notice to it by Contributor shall be deemed to reflect the Company's or the Partnership's consent thereto. Notwithstanding the foregoing, all Service Contracts and Management Contracts relating to the respective Properties shall remain in effect after the Closing Date, except for those Service Contracts and Management Contracts that the Partnership requires to be terminated as of the Closing Date.

     4.4  Termination of Leases; New Company Leases.  Prior to the Closing Date
          -----------------------------------------
          the Contributors shall cause the termination of all Leases. Simultaneously with the execution of this Agreement, the Contributors shall cause the Prior Occupant of each Property, or an Affiliate thereof, to execute and deliver to the Partnership an occupancy lease with the Partnership for each of the Properties substantially in the form attached hereto as Exhibit 4.4 (a) (referred to hereafter
                                  ---------------
          individually as a "Company Lease" and collectively as the "Company Leases"), on terms and conditions (including Rent (as defined in such Company Lease)) acceptable to the Partnership. The Base Annual Rent (as defined in the Company Lease) called for under the Company Lease as set forth on the Exhibits and Schedules attached to the Company Lease shall be increased by the proportion that the Closing Costs (as defined in Section 7.5.1) bears to the acquisition cost of such Property as stated on Schedule 1.3(a). The effective date of such
                                ---------------
          Company Leases shall be the Closing Date. The Company Leases shall be guaranteed as set forth on

          Schedule 4.4(b) using a Guaranty and Subordination Agreement
          ---------------
          substantially in the form attached hereto as Exhibit 4.4(c).
                                                       --------------

     4.5  Compliance.  None of the Contributors shall knowingly take or fail to
          ----------
          take any action that will cause the Properties to fail to comply with any federal, state, municipal and other governmental laws, ordinances, requirements, rules, regulations, notices, codes and orders, or any agreements, covenants, conditions, easements and restrictions currently in effect relating to the Properties.

     4.6  Notice of Inaccuracy or Incompleteness.  The Contributors shall
          --------------------------------------
          promptly give written notice to the Company of the occurrence of any event of which Contributors have knowledge and which may adversely affect the completeness or accuracy of any representation or warranty made or to be made by Contributors under or pursuant to this Agreement.

     4.7  Access.  The Contributors shall cause the Company and its
          ------
          representatives to have complete and unencumbered access to the Properties, subject to the prior rights, if any, of any Prior Occupant; provided, however, that without the consent of the Contributor, the representatives of the Partnership shall not disclose to any Prior Occupant the existence of this Agreement or the transactions contemplated hereby.

     4.8  Insurance.  The Contributors shall cause the existing insurance
          ---------
          coverages on the Properties and the business of the Contributors to be maintained in full force and effect.

     4.9  Fulfillment of Obligation.  To the extent any Contributor is
          -------------------------
          obligated, pursuant to any contract, agreement, covenant, lease, including any Lease, or other understanding entered into prior to the date hereof with any Prior Occupant, governmental subdivision or any other third party, to effect any construction, make any improvements or take any action, the Contributors shall cause any such construction, improvements and/or action to be taken, completed and fully paid for by such Contributor, at its expense, prior to the Closing Date. No such obligation shall be unfulfilled, and no liability for or payment in respect of any such obligation shall be unsatisfied as of the Closing Date.

     4.10 Financial Statements and Reports.  The Contributors shall provide to
          --------------------------------
          the Company financial statements, agings of accounts receivable, and other financial, operating or statistical information for each Property upon any reasonable request of the Company, and the general partner or chief financial officer, as the case may be, of each Contributor shall certify that, to the best of his or its knowledge, such financial statements and other reports are true, accurate and complete in all material respects.

     V.   STATUS OF TITLE TO PROPERTY
          ---------------------------

     5.1  State of Title.  At Closing, the Contributors shall own, beneficially
          --------------
          and of record, good and marketable fee simple title to the Properties, subject only to the mortgages listed on Schedule 9.23 hereto (the
                                                  -------------
          "Mortgages") and those covenants, conditions and restrictions set forth on Schedule 5.1 hereto (the "Scheduled Exceptions"). The
                   ------------
          Mortgages and acceptable Scheduled Exceptions are referred to collectively herein as the "Permitted Exceptions."

     5.2  Preliminary Evidence of Title.  Within no more than 30 days after the
          -----------------------------
          date hereof, the Contributors and the Partnership shall obtain, in a form acceptable to the Partnership, the following documents to evidence the condition of the title to each of the Properties:

          5.2.1 Commitments (the "Title Commitments") to the Partnership for ALTA Form B (1987) Owner's Title Insurance Policies committing to insure, at standard rates, title to each Property as being good and marketable, subject only to the Permitted Exceptions, in the amount of the fair market value of each such Property, issued by a title company acceptable to the Company and the Partnership (the "Title Insurer"). The Title Commitments shall be effective as of the Closing Date, and shall reflect that fee simple title is held by the respective Contributor. Each Owner's Title Insurance Policy to be issued to the Partnership at Closing pursuant to
                   Section 7.2.2 below ("Title Insurance Policies") shall contain an extended coverage endorsement over the general or standard exceptions which are a part of the printed form of the policy and subject only to the Permitted Exceptions. Each Title Insurance Policy shall, in addition, (a) include provisions for co-insurance, in such amounts of liability acceptable to the Partnership and the Company; (b) not contain any Survey exception, (c) not contain any exceptions for (i) liens for labor or material, whether or not of record, (ii) parties in possession (other than Prior Occupants under the Leases, solely as such Prior Occupants),
                   (iii) unrecorded easements, and (iv) taxes and special assessments not shown on the public records, (d) provide for the following endorsements: (i) an access endorsement insuring that there is direct and unencumbered access to the Land from all adjacent public streets and roads,

                   (ii) a survey endorsement insuring that all foundations in place as of the date of such policy are within the lot lines and applicable setback lines, that the improvements do not encroach on adjoining land or any easements, and that there are no encroachments of improvements from adjoining land on any or the Properties or any part thereof, (iii) an ALTA Form
                   3.1 zoning endorsement insuring that the Properties are zoned for the buildings and the operation thereof as contemplated by the terms and provisions of this Agreement, (iv) a non-imputation endorsement, by which the Title Insurer waives any defense based upon knowledge of any person or entity (other than the knowledge of the Partnership or its designees), (v) each Property constitutes a separate lot of record and is separately assessed for real estate tax purposes, (vi) an endorsement commonly referred to as a "Fairway endorsement," providing among other things, that the Title Insurer waives any defense based on a dissolution or termination of the insured partnership or the formation of a new partnership solely by reason of one or more transfers of all or any part of the partnership interests of any one or more of the general partners of the insured to the Company or the Partnership and/or any one or more of the limited partners of the insured, and/or the transfer of any one or more of the limited partner's interests to the current general partner, the Company or the Partnership, and (vii) such other endorsements as the Partnership and the Company may reasonably require.

          5.2.2 Written results of searches reflecting any liens, judgements, tax liens, bankruptcies, and open dockets (the "UCC Searches"), conducted by a company reasonably acceptable to the Partnership. The UCC Searches shall name each Contributor, Prior Occupant, and Property, and shall search the appropriate land records and central filing office for Uniform Commercial Code financing statements.

          5.2.3 Legible copies of all documents of record referred to in any Title Commitment or disclosed by the UCC Searches, and all other documents evidencing or, to the extent in the possession or control of the Contributors, relating to, matters reflected in any Title Commitment or the UCC Searches.

          5.2.4 Current ALTA/ACSM land title surveys of each of the Properties (the "Surveys") dated on or after the date of this Agreement, certified to the Partnership and the Title Insurer (and such other persons or entities as the Partnership may designate) by a surveyor registered in the State where the Property is located. Each Survey shall be in form and substance acceptable to the Partnership and the Title Insurer.

     5.3  Title Defects.  The Partnership shall have the right to review the
          -------------
          Title Commitments, UCC Searches or Surveys (or any revision or update of any of them) and to require the Contributor to remove, correct, and cure any defects in the title or other such matters relating to the title that the Partnership determines, in its sole discretion, are acceptable and those that are unacceptable. The Partnership shall notify the Contributors of those matters listed on Schedule 5.1 that
                                                             ------------
          are acceptable, which shall be referred to as the "Scheduled Exceptions." The Partnership shall notify the Contributors within ten
          (10) business days after the Partnership receives the Title Commitments, UCC Searches or Surveys, as the case may be, of any such defects or matters that the Partnership finds to be unacceptable, and, prior to the Closing Date, such Contributors shall, (i) as to any such exception or other matter of a nonmonetary nature, use reasonable efforts to remove, correct and cure such defects or such other matters, and (ii) as to any such defect or other matter of a monetary nature, cause such lien or encumbrance or other matter to be discharged and released, in each case to the reasonable satisfaction of the Partnership; except that such Contributor shall not be required to expend more than $50,000 with respect thereto. If such Contributor fails to remove, correct and cure such defects or such other matters, the Partnership may, at its option and as its exclusive remedy, (x) terminate this Agreement, in which event this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement, (y) terminate this Agreement with respect to such Property and reduce the number of Units to be issued by the Contributors to the Contribution Value of such Property, or (z) elect to accept title to such Property and discharge or release any liens, encumbrances or other matters of a monetary nature or which may otherwise be discharged, released or removed by the payment of a monetary sum and deduct from the number of Initial Units issuable to the Contributors the number of Units that is equal to the lesser of (a) the quotient of such aggregate monetary sums paid by the Partnership for the correction, removal and cure of such defects and other matters (plus expenses in connection therewith) divided by the Market Price, or (b) $50,000. If the Partnership fails to make any such election, the Partnership shall be deemed to have elected the option contained in clause (y).

     VI.  CLOSING PRORATIONS AND ADJUSTMENTS
          ----------------------------------

     6.1  Prorations and Adjustments.  All prorations and adjustments (the
          --------------------------
          "Prorations") with respect to the Property or Properties, for the period up to and through the Closing Date, shall be the responsibility of or belong to the Contributors and all such Prorations for the period after the Closing Date shall be the responsibility of or belong to the tenant under the applicable Company Lease. The Company and the Partnership shall have no responsibility for, and will receive no benefit from, the Prorations, and the Contributor shall have liability for such Prorations. Such Prorations shall include, but not be limited to, the following:

          6.1.1    real estate and personal property taxes and assessments;

          6.1.2 common area maintenance fees and reimbursements for prior years property taxes payable by Prior Occupants;

          6.1.3 the rent payable by Prior Occupants under leases in effect immediately prior to the Closing Date (the "Leases") as set forth on Schedule 9.19.2 hereto;
                            ---------------

          6.1.4 the full amount of security deposits paid under the Leases, together with interest thereon if required by law or otherwise;

          6.1.5 water, electric, telephone and all other utility and fuel charges and those that are meter read will be read by the appropriate utility and service transferred as of the Closing Date;

          6.1.6    amounts due and prepayments under the Service Contracts;

          6.1.7    assignable license and permit fees;

          6.1.8    other expenses of operation and similar items; and

          6.1.9 all or any other disbursements, payments, and obligations relating to the Property, except for payments under any Mortgages transferred to the Partnership at the Closing, the payments for which shall be obligations of the Partnership as of, but not before, the Closing Date.

          6.1.10 Notwithstanding the foregoing, any refunds of real or personal property taxes for tax years beginning prior to the

                   Closing Date shall belong to Contributors, and if paid to the Partnership shall be promptly refunded by the Partnership to Contributors in cash.

     VII. CLOSING
          -------

     7.1  Closing Date.  The closing of the transactions contemplated by this
          ------------
          Agreement (the "Closing") shall occur at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W. Washington, D.C. 20037-1420, at 10:00 a.m. on January 31, 1998, or such other time or place as shall follow the closing of the initial public offering of Initial Shares of the Company pursuant to the Registration Statement, provided that all conditions to Closing have been satisfied or waived, or at such other time and place as the Contributors and the Company shall agree in writing, provided, however, that under no circumstances shall the Closing occur later than March 31, 1998. The "Closing Date" shall be the date of the Closing.

     7.2  Closing Documents
          -----------------

          7.2.1    Contributors. Not later than five (5) business days prior to
                   ------------
                   the Closing Date, the Contributors shall deliver to the Company and the Partnership the following:

                   a.    deeds and assignments for the Properties;

                   b. if not previously delivered pursuant to a waiver by the Company, executed copies of all Company Leases, effective at Closing;

                   c. any affidavits, certificates and other documents (including without limitation non-imputation affidavits and/or certificates) that are reasonably necessary for the Title Insurer to issue the Owner's Title Insurance Policies in the form and condition required by this Agreement;

                   d. evidence satisfactory to the Partnership that all mortgages and other indebtedness secured by the Properties that are not being specifically assumed by the Partnership have been paid in full;

                   e. for each Contributor that is a corporation, a corporate resolution authorizing the transactions contemplated by this Agreement, a certificate of good standing, a certified copy of the articles of incorporation and bylaws, and a certificate of incumbency certifying the titles and signatures of the corporate officers authorized to consummate the transactions contemplated hereunder on behalf of Contributor and such other evidence of Contributor's power and authority as the Company reasonably requests;

                   f. for each Contributor that is a partnership or a limited liability company, a resolution authorizing the Contribution in exchange for the Units the execution of closing documents and the transactions contemplated by this Agreement, a certificate of good standing, a certified copy of the partnership or operating agreement governing such Contributor, and a certificate of incumbency certifying the titles and signatures of the general partners or members authorized to consummate the transactions contemplated hereunder on behalf of Contributor and such other evidence of power and authority of the Contributor as the Partnership reasonably requests;

                   g. for each Contributor, an affidavit stating, under penalty of perjury, its U.S. taxpayer identification number and that it is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code");

                   h. a counterpart of the Partnership Agreement executed by each Contributor;

                   i. investor questionnaires ("Investor Questionnaires") in the form attached to this Agreement as Exhibit 7.2.1(i)
                                                                ----------------
                         executed by each Contributor;

                   j. letters advising Prior Occupants of the change in ownership of the Properties and directing Prior Occupants to pay Rent to the Partnership or as the Partnership may direct;

                   k. an updated Rent Roll (as defined in Section 9.19.2) as of the Closing Date (including a listing of all delinquent and prepaid rents);

                   l. agreements from each Prior Occupant who leases any Property terminating its Leases with Contributors;

                   m. all of the original Leases, written Service Contracts and Management Contracts and any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, specifications drawings, marketing artwork, construction drawings, soil tests, complete warranty book including all contractors and subcontractors and other documentation concerning all or any part of each Property to the extent that any of the foregoing documents are in the possession or control of Contributors;

                   n. any bonds, warranties or guaranties which are in any way applicable to any Property or any part thereof to the extent any of the foregoing are in the possession or control of Contributors;

                   o. If the Company shall so request, the Contributor shall deliver to the Company a letter (an "Estoppel Letter") in a form acceptable to the Company, dated not more than thirty (30) days prior to the Closing Date, from each tenant under each Lease. The Estoppel Letter shall be fully completed in a manner reasonably satisfactory to the Company, and with no modifications other than those reasonably acceptable to the Company. In the event Estoppel Letters in form and content reasonably satisfactory to the Company are not received by the Company and the Partnership within the time prescribed herein, then the Partnership and the Company, at their option and as a non-exclusive remedy, upon notice to the Contributors, may immediately terminate this Agreement, or may terminate this Agreement with respect to the relevant Property, in which case the number of Initial Units issuable hereunder as set forth on Schedule 1.3(a) shall be
                                                   ---------------
                         reduced by the Contribution Value of such Property.

                   p.    a certificate in the form attached hereto as Exhibit
                                                                      -------
                         7.2.1(p) (a "Lender's Estoppel Certificate") from each
                         --------
                         mortgagee of each Contributor and each Property and from any other person or entity that has, or may have as a result of the transactions contemplated hereby, a security interest in any of the Properties. In the event that the Lender's Estoppel Certificates in form and content reasonably satisfactory to the Company are not received by the Company and the Partnership within the time period prescribed herein, then the Partnership and the Company, at their option and as a non-exclusive remedy, may terminate this Agreement upon notice to the Contributor, or may terminate this Agreement with respect to the relevant Property, in which case the number of Initial Units issuable hereunder as set forth on Schedule 1.3(a) shall be reduced by the Contribution
                            ---------------
                         Value of such Property.

                   q. an opinion of Contributor's counsel substantially in the form attached hereto as Exhibit 7.2.1(q); and
                                                     ----------------

                   r. all other documents reasonably required by the Company in connection with the transactions contemplated by this Agreement.

          7.2.2  Partnership.  At the Closing, the Partnership shall
                 -----------
                 deliver the following:

                   a. Initial Units, as required by Sections 1 and 2 of this Agreement;

                   b. an executed counterpart of the Partnership Agreement executed by the Company, as the General Partner of the Partnership;

                   c. for the Company, a resolution of its Board of Trustees authorizing the transactions contemplated hereby and a certificate of good standing from the

                         State Department of Assessments and Taxation of the State of Maryland;

                   d. for the Partnership, a certified copy of the Partnership Agreement and a Certificate of Limited Partnership certified by the Secretary of State of Delaware; and

                   e. an opinion of Wilmer, Cutler & Pickering, substantially in the form attached hereto as Exhibit 7.2.2(f).
                                                        ----------------

     7.3  Conditions to the Partnership's Obligation to Close.  At the option of
          ---------------------------------------------------
          the Partnership, the obligations of the Company and the Partnership under this Agreement are subject to the satisfaction of the following conditions (unless explicitly waived in writing):

          7.3.1 Each Contributor shall have terminated such existing Management Contracts with any Prior Occupant as have been specified in writing by the Company or the Partnership prior to the Closing Date.

          7.3.2 Each Contributor shall have terminated all Leases prior to the Closing Date.

          7.3.3 Each Contributor shall have terminated such existing Service Contracts as have been specified in writing by the Company or the Partnership prior to the Closing Date.

          7.3.4 Each and every representation and warranty of the Contributors is true, correct and complete as of the date hereof and at all times through the Closing Date.

          7.3.5 All Prior Occupants shall be paying rental on all Properties as set forth in the Estoppel Letter approved by the Company and sent to each such Prior Occupant.

          7.3.6 The Contributors shall have fully performed and satisfied each and every obligation, term and condition to be performed and satisfied by them under this Agreement.

          7.3.7 All consents, authorizations, certificates, Estoppel Letters, Lender's Estoppel Certificates and approvals required to be obtained by the Contributors in connection with the Agreement shall have been obtained, including but not limited to all consents, approvals and authorizations (without any conditions or requirements) required to be obtained under any Mortgage, deed of trust or other instrument relating to any of the Properties or pursuant to which any of the Contributors are bound in order to complete the transactions contemplated under this Agreement.

          7.3.8 The Company shall simultaneously with the Closing close the initial public offering of the Initial Shares.

          7.3.9 The Contributors shall have paid in full such Mortgages and other indebtedness secured by the Properties as required by the Company and Partnership and shall have provided the Company and Partnership with satisfactory evidence thereof, and to the extent that such Mortgages are to be paid off following Closing, the mortgagee shall deliver pay-off letters to the Company and the Partnership.

          7.3.10 The condition of the Property shall not have materially changed.

          7.3.11 The Partnership shall have received an Owner's Title Insurance Policy (or marked-up commitment therefor) for each Property insuring fee simple title to such Property in the amount of the fair market value of such Property subject only to Permitted Exceptions, and otherwise in the form and condition required by this Agreement;

          7.3.12 At the execution of this Agreement, Contributors shall deliver to the Company and Partnership each Disclosure
                                                               ----------
                   Schedule required by this Agreement.  To the extent that
                   --------
                   Contributors do not deliver such completed Disclosure
                                                              ----------
                   Schedules to the Company and Partnership at the time of the
                   ---------
                   execution of this Agreement, Contributor shall deliver to the Company and Partnership all substantially completed Disclosure Schedules required by this Agreement within
                   --------------------
                   fifteen (15) business days after the date of the execution of this Agreement. Within thirty (30) days after the Company's and the Partnership's receipt of such Disclosure
                                                                   ----------
                   Schedules, the Partnership shall notify the Contributors of
                   ---------
                   those Disclosure Schedules that are acceptable to the
                         --------------------
                   Company and the Partnership and those of
                   the Disclosure Schedules that are not acceptable to the
                       --------------------
                   Company and the Partnership. Prior to Closing, the Contributors shall have the obligation to correct all Disclosure Schedules identified by the Company and the
                   --------------------
                   Partnership as unacceptable.

          7.3.13 The Contributor and each Designee shall complete and deliver to the Company and the Partnership Investor Questionnaires evidencing such Contributor's or Designee's qualification as an "accredited investor" under the Securities Act of 1933, as amended.

     7.4  Conditions to the Contributor's Obligation to Close.  The obligations
          ---------------------------------------------------
          of the Contributor under this Agreement are subject to the satisfaction of the following conditions (unless explicitly waived in writing):

          7.4.1 Each of the representations and warranties of the Partnership contained in this Agreement is true, correct and complete as of the date hereof and at all times through the Closing Date.

          7.4.2 The Partnership and the Company shall have fully performed and satisfied each and every obligation, term and condition to be performed and satisfied by them under this Agreement.

          7.4.3    The Company shall form the Partnership.

          7.4.4 All consents, authorizations and approvals required to have been obtained by the Company and the Partnership in connection with this Agreement shall have been obtained.

     7.5  Transaction Costs.
          -----------------

          7.5.1 The Contributors will pay or bear all costs (including any recordation and transfer taxes, title insurance, fees and expenses of going to record) in connection with the transfer by the Contributors of the Properties (collectively referred to as the "Closing Costs"). The Company and the Partnership shall bear the cost of their due diligence activities. Notwithstanding anything herein to the contrary, at the option of the Contributor in lieu of paying the Closing Costs or Consent Fees (as defined hereafter), the Contributor may elect to deduct from the Contribution Value of the Property, all or part of such Closing Costs or Consent Fees, by advising the

                   Company to reduce the number of Units deliverable pursuant to Schedule 1.3(a) by a number equal to the quotient
                      ---------------
                   determined by dividing (i) the amount of the Closing Costs or Consent Fees to the extent not paid by Contributor, by (ii) the Market Price.

          7.5.2 The Contributors will pay or bear all assumption fees, prepayment penalties, premiums, lender's consent fees or other such charges ("Consent Fees") imposed in connection with the transactions contemplated hereby, and all Consent Fees imposed by all other lenders in connection with the transactions contemplated hereby.

          7.5.3 Except as specified above and elsewhere in this Agreement, each party shall bear and pay its expenses in connection with this Agreement and the transactions contemplated herein, including the fees of their respective professional advisors.

     VIII. CASUALTY LOSS AND CONDEMNATION
           ------------------------------

     8.1   Casualty.  Prior to Closing, all risk of loss shall be on each
           --------
           Contributor. If, prior to Closing, the Properties or any part thereof shall be destroyed or materially damaged by fire or other casualty, the Partnership may, at its option, either (i) require the appropriate Contributors to repair such damage prior to Closing to the reasonable satisfaction of the Partnership, at no cost or expense to the Company or the Partnership, in which event the proceeds of any insurance applicable thereto shall be paid to the Contributor, or
           (ii) itself settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and the Contributor shall, at Closing and thereafter, execute and deliver to the Partnership all required proofs of loss, assignments of claims and other similar items. Notwithstanding anything herein to the contrary, in the event such loss or casualty shall constitute a total or substantial loss or casualty or, in the opinion of the Company, in its sole discretion, shall render the Property unsuitable for its intended purpose for a period of ninety (90) days or longer, then the Company and the Partnership, at their option, may terminate this Agreement with respect to such Property upon notice to the Contributor, and the number of Units issuable as set forth in Schedule 1.3(a) with respect
                                                    ------------
           to such Property shall be reduced by the Contribution Value of such Property.

     8.2  Condemnation or Taking.  If, prior to Closing, any Property or any
          ----------------------
          part thereof shall be condemned or taken and such condemnation or taking
          materially interferes with the existing business use of the Property, the Company and the Partnership may (i) terminate this Agreement either as to all the Properties or solely as to such Property, in the discretion of the Partnership and the Company, or (ii) complete the transactions contemplated by this Agreement notwithstanding such condemnation. If the Company and the Partnership elect to complete the transactions contemplated hereby, the Partnership shall be entitled to receive the condemnation proceeds and the appropriate Contributor shall, at Closing and thereafter, execute and deliver to the Partnership and the Company all required assignments of claims and other similar items. If the Partnership and the Company elect to terminate this Agreement, then upon written notice to the Contributors and without further action of the parties, this Agreement shall become null and void and no party shall have any rights or obligations under this Agreement. If the Partnership and the Company elect to terminate this Agreement solely with respect to the affected Property, the number of Initial Units issuable as set forth in Schedule 1.3(a) with
                                                           -------------
          respect to such Property shall be reduced by the Contribution Value of such Property.

     IX.  REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS
          --------------------------------------------------

          The Contributors, jointly and severally, represent and warrant to the Company and the Partnership that, except as described on the Disclosure
                                                             ----------
Schedules attached hereto and incorporated by reference herein, the following
---------
are true, complete and correct as of the date of this Agreement and as of the Closing Date.

     9.1  Organization.  Each Contributor is duly organized and validly existing
          ------------
          and in good standing under the laws of the state of its organization, and has all requisite power and authority to own or lease and operate its properties (including the Properties) and assets and conduct its business in the manner in which they are being owned or leased and operated and conducted, as the case may be. Each Contributor is duly qualified and authorized and is in good standing in all jurisdictions where its ownership, lease or operation of assets and properties (including the Properties) or the conduct of its business requires such qualification or authorization.

     9.2  Authority.  The execution and delivery of this Agreement and all
          ---------
          agreements, documents and instruments contemplated hereby and the performance of all transactions contemplated herein or therein, have been duly and validly authorized by all requisite partnership, corporate or trust action, as the case may be, and by the general partners, board of directors, stockholders, or trustees of each Contributor, as the case may be. This Agreement and the agreements, documents and instruments executed and delivered in connection herewith constitute the legal, valid and binding obligations of the

          Contributors, enforceable in accordance with their respective terms. To the knowledge of the Contributors, no consent, authorization, approval or waiver by any governmental agency or authority or by any third party is required in connection with the execution and delivery of, and the performance of the obligations to be performed under, this Agreement and the documents and instruments executed and delivered in connection herewith, or if any of the foregoing is required, it has been obtained.

     9.3  Interest in Contributed Properties.  Each Contributor is the record
          ----------------------------------
          and beneficial owner of, and has good and marketable title to, the interests in the Properties set forth opposite such Contributor's name on Schedule 1.2, free and clear of all liens, options, adverse claims
             ------------
          or encumbrances, and such interest is not the subject of any agreement (other than this Agreement) providing for the sale, assignment or transfer thereof. Such Contributor has the full power, capacity and authority to sell, transfer and assign the legal and equitable ownership of his/her or its interest to the Partnership as provided in this Agreement, Schedule 1.2 is true, complete and accurate in all
                          ------------
          respects as to each such Contributor, and the Contributors have not entered into any agreement and have no knowledge of any agreement or understanding to issue any additional interests in any Contributor to any other person or entity.

     9.4  Investment.  Each Contributor hereby represents and warrants that:
          ----------

          9.4.1 Such Contributor or its Designee is acquiring the Units issued to him hereunder for investment for his own account and not as an agent or nominee for any other person or entity.

          9.4.2 Such Contributor or its Designee will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of such Units (each such action, a "Transfer") unless (a) such Transfer complies with the provisions of the Partnership Agreement, if applicable, and this Agreement, (b) either (i) the Transfer is pursuant to an effective registration statement under the Act, or (ii) such Contributor or its Designee shall have furnished the Company or the Partnership, as the case may be, with an opinion of counsel which opinion of counsel shall be reasonably satisfactory to the Partnership or the Company, as the case may be, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, and (iii) such Transfer shall be in compliance with any applicable state or foreign securities and "blue sky" laws.

          9.4.3 Such Contributor or its Designee has been advised by the Partnership that: (i) neither the offer nor sale of the Units have been registered under the Act or any state or foreign securities and "blue sky" laws; (ii) the Units are characterized as a "restricted security" under the Act inasmuch as they are being acquired from the Partnership or the Company, as the case may be, in a transaction not involving a public offering; (iii) the Units must be held indefinitely and such Contributor or its Designee must continue to bear the economic risk of the investment in the Units, unless the offer and sale of such Units are subsequently registered under the Act or an exemption from such registration is available and all applicable state or foreign securities and "blue sky" laws are complied with;
                   (iv) it is not anticipated that there will be any public market for the Units in the foreseeable future; (v) Rule 144 promulgated under the Act is not presently available with respect to offers or sales of the securities of the Company or the Partnership and neither the Company nor the Partnership has covenanted to make such Rule available nor has it made any covenants with respect to other rules by which offers or sales may be made; (vi) when and if the Units may be disposed of without registration under the Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; and (vii) if the Rule 144 exemption is not available, public offer or sale of the Units without registration will require the availability of another exemption under the Act.

          9.4.4 Such Contributor or its Designee is (a) an "accredited investor" as defined in the Act and (b) has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits, risks and consequences of an investment in the Units and is able to bear the economic risk of loss of this investment.

          9.4.5 Such Contributor or its Designee has been afforded (a) the opportunity to ask such questions as he/she or it has deemed necessary of, and to receive answers from, representatives of the Partnership or the Company, as the case may be, concerning an investment in the Units and the merit and risks of investing in the Units and (b) access to information about the Partnership's and the Company's financial condition, business, results of operations and prospects sufficient to enable him to evaluate his investment in the Units.

          9.4.6 Such Contributor or its Designee has relied solely on its own legal counsel with respect to the federal and state tax consequences of an investment in the Units and all related transactions.

     9.5  Title to the Properties.  The Contributor is the sole owner
          -----------------------
          beneficially and of record of good, marketable and insurable fee simple title to the Properties as set forth on Schedule 1.2 free and
                                                         ------------
          clear of all liens, claims or encumbrances except the Permitted Exceptions, and Schedule 1.2 is true, accurate and complete in all
                          ------------
          material respects. Between the date hereof and the Closing Date, no liens, claims or encumbrances will be created or permitted to be created on any Property other than the Permitted Exceptions. Prior to or at the Closing all monetary encumbrances on any Property, other than the Permitted Exceptions, shall be duly canceled, removed and discharged of record, and proof thereof satisfactory to the Title Insurer, the Company and the Partnership shall be delivered to the Company and the Partnership. Except for Prior Occupants, there are no parties in possession of any part of the Properties as of the Closing Date, and there are no other rights of possession, or agreements providing for the sale, assignment or transfer of title to any Property or portion thereof (other than this Agreement), which have been granted to any third parties.

     9.6  No Defaults.  (a) The Contributor is not in default of any of its
          -----------
          material obligations under any agreement, franchise, license, contract, deed, Mortgage, lease, instrument, certificate, affidavit or covenant affecting title to the Properties; (b) there are no contracts or agreements, such as maintenance, service, or utility contracts affecting the Properties other than the Service Contracts, and no party to such contracts is in material default or breach under the terms and conditions thereof; and (c) except for the Permitted Exceptions and the Service Contracts, there are no contracts, agreements, liabilities, claims or obligations of any kind or nature relating to the Properties and to which the Contributors will be bound or the Properties will be subject after the Closing except as expressly described in Schedule 9.6 attached hereto.
                                 ------------

     9.7  No Litigation; No Condemnation.  There are no actions, suits,
          ------------------------------
          proceedings or claims pending, or to the knowledge of the Contributor, threatened or contemplated, with respect to or in any manner affecting the Properties, or the Contributor's interest therein; or the ability of the Contributors to complete the transactions contemplated by this Agreement or which could prevent the

          Contributor from satisfying its obligations under this Agreement. None of the Contributors have received notice of any pending or threatened condemnation or similar proceedings or special assessments affecting the Properties, or any part thereof.

     9.8  No Violation.  The execution and delivery of this Agreement and the
          ------------
          agreements, documents and instruments executed and delivered in connection herewith, the consummation of the transactions contemplated hereby or thereby, and the operation of any Property shall not: (a) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement, contract, Mortgage, deed, lease, license, franchise or instrument to which each Contributor is a party or is subject or to which any Property is subject; (b) violate any agreement, contract, Mortgage, deed, lease, license, franchise, restriction, easement, restrictive covenant, or instrument to which any Contributor or any Property is subject; (c) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order; (d) with respect to each Contributor, violate any provision of its charter, bylaws or other organizational document; (e) except as to any indebtedness in respect of which the consent of the lender shall have been obtained prior to the Closing Date, result in the acceleration of any indebtedness or any encumbrance pertaining to any Contributor or any Property, or the cancellation of any contract, agreement, franchise, license, instrument or lease pertaining to any Property (other than as specifically requested by the Company or the Partnership pursuant to this Agreement); or (f) except as to any Permitted Encumbrances, result in the creation of any lien, encumbrance or security interest upon any Property. None of the Contributors have received any written notice of any violation (both as to condition of the Property and use) of any applicable laws, statutes, ordinances, codes (including, but not limited to, zoning, building, subdivision, pollution, environmental protection, water disposal, health, fire and safety engineering codes, and laws and regulations with respect to the submetering of any utilities serving any Property), and the rules and regulations of, by governmental authority having jurisdiction over the Properties.

     9.9  Required Obligations.  The Contributor has paid and performed all
          --------------------
          material obligations relating to the Properties required to have been paid or performed prior to the date hereof and prior to the Closing Date, including but not limited to all principal installments, interest payments, taxes, penalties and other charges in connection with all indebtedness relating to or secured by any of the Properties or an interest in any of the Properties.

     9.10 Condition of Properties.  Except as disclosed on the Schedule 9.10,
          -----------------------                              -------------
          the Contributor has not been notified that the structural, mechanical, electrical, plumbing, roofing and other major systems on any Property and items of equipment and components located thereon, require to be replaced or are in need of material repair.

     9.11 Warranties.  The Contributor has not released or modified any
          ----------
          warranties of builders, contractors, manufacturers or other tradespersons that have been given to the Contributor without the consent of the Company or the Partnership.

     9.12 Utilities.  Usable sanitary and storm sewers and public water, and
          ---------
          electrical utilities (collectively, the "Utilities") of adequate capacity required for the operation of the Properties, are installed in, and are duly connected to, the Properties and can be used without any charge except the normal user charges for sanitary sewers and the normal and usual charges imposed for public water, gas and electric utilities.

     9.13 Zoning.  Each Property is currently located in the areas zoned for its
          ------
          current use, as indicated on the Schedule 9.13 hereto, which
                                           -------------
          classification permits the development, use and operation of the improvements on such Property as such improvements currently are being used without special exception or permit. The Contributor has no knowledge of any threat of, and has not received written notice of, any proceeding to change adversely or down-zone the existing zoning classification as to any portion of any Property.

     9.14 Improvements.  All improvements on the Properties have been
          ------------
          constructed in accordance with, and substantially comply with, all requirements of all applicable laws, ordinances, regulations and orders, including without limitation applicable zoning, building and fire safety codes and all restrictive covenants, if any, and other easements, encumbrances or agreements affecting title to any Properties or improvements. For purposes of this Section 9.14, "substantially" means that Contributor shall not be permitted to engage in even de minimis non-compliance with applicable laws, ordinance, regulations and orders if such de minimis non-compliance could result in any governmental, administrative or other authority executing any penalty, fine, remedy or other disciplinary action against the Contributor or Contributor's Business.

     9.15 Environmental Matters.
          ---------------------

          9.15.1   For purposes of this Agreement:

                   a. "Environmental Claim" means any claim, action, cause of action, investigation, or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, or civil or criminal penalties) arising out of or resulting from (i) the actual or alleged presence or release into the environment of any Substance of Concern at any location, whether or not owned or operated by the Contributor, or (ii) circumstances forming the basis of any actual or alleged violation of any Environmental Law.

                   b. "Environmental Laws" means all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, wetlands, land surface, subsurface strata, and indoor and outdoor workplace), including, without limitation, (i) laws and regulations relating to emissions, discharges, releases, or threatened releases of Substances of Concern, and (ii) common law principles of tort liability.

                   c. "Substances of Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials or genetically modified organisms, which are, have been or become regulated by any federal, state or local government authority including, without limitation, (i) petroleum or any fraction thereof, (ii) asbestos, (iii) any substance or material defined as a "hazardous substance" pursuant to (S) 101 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601), or (iv) any substance or material defined as a "hazardous chemical" pursuant to the federal Hazard Communication Standard (29 C.F.R. (S) 1910.1200).

          9.15.2 The Contributor and Property are in full compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, possession by the Contributor of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Contributor has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Contributor or Property is not in full compliance with the Environmental Laws, and, to the Contributor's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future.

          9.15.3 There is no Environmental Claim pending or threatened against the Contributor or, to the Contributor's best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim the Contributor has retained or assumed either contractually or by operation of law.

          9.15.4 There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Substance of Concern, at or relating to any of the Properties that could form the basis of any Environmental Claim against the Contributor or, to the Contributors' best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim the Contributor has retained or assumed either contractually or by operation of law.

          9.15.5 Without in any way limiting the generality of the foregoing, to the best of Contributor's knowledge, (a) all on-site and off-site locations where the Contributor has treated, disposed, or arranged for the disposal of Substances of Concern or stored hazardous wastes (as defined under the Resource Conservation and Recovery Act or analogous state laws) are identified in Schedule 9.15.5(a);
                                           ------------------
                   (b) all underground and aboveground storage tanks, whether or not currently in use, and the capacity and contents of such tanks, located on any of the Properties are identified in
                   Schedule 9.15.5(b), and except as set forth in
                   ------------------
                   Schedule 9.15.5(b) no underground or above ground storage
                   ------------------
                   tank that has been removed from any

                   Property, or that is currently located at any Property, has leaked or is leaking; (c) except as set forth on Schedule
                                                                    --------
                   9.15.5(c), there is no asbestos contained in or forming part
                   ---------
                   of any building, building component, structure or office space on any Property; (d) no polychlorinated biphenyls
                   (PCBs) are used or stored on any Property; (e) the Contributor has previously provided to the Company copies of all environmental audit reports, Phase I and Phase II investigation reports, technical reports regarding environmental sampling results, and similar environmental reports in the possession of the Contributor or its contractors or agents relating to any Property; and (f) all permits and other governmental authorizations currently held by the Contributor for any Property pursuant to the Environmental Laws are identified in Schedule 9.15.5(f).
                                                        ------------------

     9.16    Insurance.  Schedule 9.16 contains a complete and correct
             ---------   -------------
             description of all policies of insurance presently maintained by the Contributor with respect to all Properties and the operations thereof. To the knowledge of the Contributor, the Contributor and the Properties are in compliance with the requirements of each such policy, there is no violation of any of the provisions of the insurance policies, and all of such insurance policies are in full force and effect. The Contributor has not received from any insurance company which carries underwriters insurance on any Property, or any Board of Fire Underwriters, any notice of any defect or inadequacy in connection with any Property or its operation which, since the date of such notice, has not been corrected.

     9.17    Management.  Except as disclosed on the Disclosure Schedules, on
             ----------                              --------------------
             the Closing Date, there are and will be no contract or agreement in effect between the Contributor and any third party for the management or leasing of any Property, except for those Management Contracts that the Partnership does not require to be terminated, and there shall be no leasing commissions due and owing, or to become due and owing, in connection with any of the Leases.

     9.18    Compliance.  The Contributor has complied in all material respects
             ----------
             with all laws, ordinances, rules, regulations and orders of all governmental authorities applicable to the ownership, management, operation, construction, maintenance and repair of any Property.

     9.19    Leases; Rent Rolls.  Except as set forth on Schedule 9.19:
             ------------------                          -------------

     9.19.1 Copies of all Leases for each of the Properties and all parts thereof, as amended through the date hereof have been made available to the Company and the Partnership; such copies are and shall be, in all material respects, true, accurate and complete records of all agreements and understandings with respect to the use or lease of all or any portion of any of the Properties or otherwise constituting Leases that are currently outstanding (as referenced on the Rent Roll) including all amendments and modifications thereto.

     9.19.2  Schedule 9.19.2 (the "Leases and Rent Roll") is a true, complete
             ---------------
             and correct list of all current Leases for the Properties or any part thereof.

     9.19.3 Each of the Leases is in full force and effect, constitutes the legal, valid and binding obligation of the Prior Occupant thereunder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy and similar laws affecting the enforcement of creditors' rights generally or equitable considerations which may affect a court's exercise of its equitable powers, and has not been modified, amended or extended.

     9.19.4 To the knowledge of the Contributor, none of the Prior Occupants is in default in the performance or observance of any of the terms, covenants or conditions to be kept, observed or performed by it under its Lease and no event has occurred which, with the lapse of time or the giving of notice or both, would constitute a default thereunder.

     9.19.5 No Prior Occupant has an option or right of refusal to purchase any Property or any part thereof.

     9.19.6 Except as specified in the Estoppel Letter approved by the Company and sent to a Prior Occupant, no Prior Occupant is entitled to any rebate, concession, deduction or offset.

     9.19.7 Except as specified in the Estoppel Letter approved by the Company and sent to a Prior Occupant, no Prior Occupant has paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance.

     9.19.8 Except as specified in the Estoppel Letter approved by the Company and sent to a Prior Occupant, all Prior Occupants are paying full rental under all Leases.

     9.19.9 No Prior Occupant has any claim or basis for any claim for reduction, deduction or set-off against the landlord or the rent under such Lease.

     9.19.10 No Prior Occupant has given the Contributors, or the landlords (if different than the Contributors) named in the Leases, oral or written notice of any intent to terminate its Lease, no Prior Occupant has refused to execute and deliver the Occupancy Lease at Closing, or no Prior Occupant has refused to vacate its premises or such Property, or otherwise to cease occupancy of its premises or such Property.

     9.19.11 The Contributor is the landlord under the Leases.

     9.19.12 The Contributor and the landlords (if different than the Contributor) named in the Leases have performed all obligations, including repairs, if any, required to be performed by them, and are not in default under any of the Leases.

     9.19.13 Except as disclosed in the Schedule 9.19.13 with respect to rent
                                        ----------------
             payable to a mortgagee of any Property, the Contributors and the landlords (if different than the Contributors) named in the Leases have the sole right to collect all rents under the Lease for that Property and all parts thereof, and neither such right nor any of the Leases has been assigned, pledged, hypothecated or otherwise encumbered.

     9.19.14 Neither the Contributor, nor the landlords (if different than the Contributor) named in the Leases, have received notice, and have no knowledge, that any default exists under any Lease, and, to such Contributor's or landlord's knowledge, no event has occurred which with the lapse of time or the giving of notice or both would constitute a default thereunder.

9.20 Service Contracts; Management Contracts.  Schedule 9.20(a) is a list
     ---------------------------------------   ----------------
     of all employment, union, purchase, service and maintenance agreements, leasing agreements, listing agreements, equipment leases and any other agreements, contracts, licenses and permits affecting or pertaining to the Properties or any part thereof (the "Service Contracts"), and Schedule
                                                                   --------
     9.20(b) is a list of all
     -------
               management contracts relating to the Properties (the "Management Contracts"). The Contributor is not party to any licenses or leases of personal property or any other contracts or agreements, written or oral, of any kind or character, relating to the management, operation, maintenance or repair of any Property, or otherwise, except for the Leases and the Service Contracts. The Contributor has performed all obligations required to be performed by them and are not in default under any of the Service Contracts. Each of the Service Contracts is in full force and effect and constitutes the legal, valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms, and has not been modified, amended or extended.

          9.21 Permits.  All permits, licenses, inspections and other approvals
               -------
               from all applicable governmental authorities having jurisdiction over the Contributor and the Properties that are necessary in connection with the operation of the use, ownership and operation of the Properties as they are currently used, have been obtained and are in full force and effect.

          9.22 Financial Statements.  The Contributor has delivered to the
               --------------------
               Partnership and the Company the Financial Statements (as defined in Section 12.2.1) and the related statements of income, changes in equity, and cash flow and all schedules and the notes thereto. The Financial Statements: (a) present fairly the financial condition and the results of operations, changes in equity, and cash flow of each Property, as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with generally accepted accounting principles and standards; (b) reflect the consistent application of such accounting principles throughout the periods involved and for each and all Properties; and (c) are true, complete and correct. Since the latest date of the Financial Statements, there have been no changes in any of the accounting policies, practices or procedures of the Contributor.

          9.23 Undisclosed Liabilities.  Schedule 9.23 hereto is a true,
               -----------------------   -------------
               complete and accurate description of all debts, liabilities and obligations of the Contributor relating to each of the Properties. There are no debts, liabilities or obligations (whether known or unknown, disputed or undisputed, fixed, contingent or otherwise) associated with or relating to any of the Properties, or secured by any of the Properties, other than those specified and described on Schedule 9.23 hereto.
                                                -------------

          9.24 Contracts.  Attached hereto as Schedule 9.24 is a complete and
               ---------                      -------------
               accurate list of all contracts, agreements or understandings (whether or not in writing), other than the Leases, Service Contracts and Management Contracts, relating to any of the Properties, to which the Contributor is a party or by which it or any of the Properties is bound.

          9.25 Tax Matters.  The Contributors or their Designees have relied
               -----------
               solely on their own counsel for advice on any and all tax matters relating to this Agreement and have not relied on any advice or representations of the Company, the Partnership, or their counsel with respect to any tax matters relating to this Agreement.

          9.26 Employee Benefit Liabilities.  Except as listed on Schedule 9.26,
               ----------------------------                       -------------
               neither the Contributor nor any entity or Affiliate currently or previously within a controlled group or under common control with the Contributor within the meaning of Section 414(b) or (c) of the Code or Section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended ("Controlled Group Member"), currently sponsors or has previously sponsored, contributed to, or been obligated to contribute to, any defined benefit pension plan subject to Title IV of ERISA or any plan subject to the funding rules of Section 412 of the Code or
               Section 302 of ERISA ("Pension Plans"). All Pension Plans are fully funded on a termination basis (using Pension Benefit Guaranty Corporation assumptions), and each Contributor and Controlled Group Member has timely made all funding contributions required by Section 302 or Title IV of ERISA or Section 412 of the Code. No Contributor or Controlled Group Member has any actual or contingent liability with respect to any terminated Pension Plan. Neither the Property nor any other assets of the Contributor are subject to liens under the Code or ERISA with respect to any employee benefit plan.

          9.27  [Intentionally Omitted]

          9.28 Taxes.  The Contributor has filed all federal, state and local
               -----
               tax returns required to be filed by the Contributor. With respect to any periods prior to the Closing Date, the Contributor (i) has no knowledge of any unpaid taxes that would create a lien on any Property, and (ii) has paid in full all taxes and assessments payable or is diligently pursing with the appropriate authority any dispute the Contributor has regarding any unpaid taxes or assessments as of the Closing Date.

          9.29 Special Filings.  The Contributor is not required to submit any
               ---------------
               notice, report or other filing to any governmental or regulatory authority in connection with the execution, delivery or performance of this Agreement or any document or instrument executed and delivered in connection herewith or the consummation of the transactions contemplated hereby other than the filing of the tax returns required by the terms of this Agreement; and no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by the Contributor in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          9.30 [Intentionally Omitted]

          9.31 Books and Records.  The books and records of the Contributor with
               -----------------
               respect to each Property, all of which have been or will be made available to the Company and the Partnership, are, and will be at all times until Closing, complete and correct in all material respects. All of such books and records shall be delivered to the Company prior to the Closing.

          9.32 No Brokers.  Except as set forth on the Disclosure Schedule, the
               ----------
               Contributor has not dealt with any agent, broker or other person acting pursuant to express or implied authority of the Contributor, and no person or entity is entitled to a commission or finder's fee in connection with the contribution described by this Agreement or will be entitled to make any claim against the Company, or the Partnership for a commission or finder's fee by reason of the Contributor having engaged him/her/it.

          9.33 All Material Information.  With respect to all information,
               ------------------------
               statements, representations and warranties made herein, any agreements or documents contemplated hereby, any schedules or exhibits hereto, and any certificates or instruments delivered in connection herewith, the Contributor hereby represent and warrant that no information, statement, representation or warranty herein or therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading; or necessary in order to provide the Partnership or the Company with true, accurate and complete information. The Contributor has no knowledge or information of any facts, circumstances or conditions which do or could (whether by the passage of time or the giving of notice or both) materially and adversely affect any Property or the operation or intended use of the same.

          9.34 Survival of Warranties, Representations and Covenants.  The
               -----------------------------------------------------
               foregoing representations and warranties shall not be affected by any investigation or verification made by or on behalf of the Company or the Partnership. The representations, warranties and covenants of Contributors made in this Agreement shall survive the Closing and consummation of the transactions contemplated hereby, and shall remain in full force and effect so long as the Company or the Partnership provides the Contributor with written notice of any breach, violation or right to indemnification thereunder within a period ending 24 months from the date of this Agreement, except that in the case of any claim arising out of the representations or warranties herein relating to Section 9.15 (Environmental Matters) and Section 9.24 (Taxes), and Section 9.26 (Employee Benefit Liabilities), such representations and warranties shall survive in each case until the applicable statute of limitations has run. After Closing, neither the Company nor the Partnership shall prosecute any claim against the Contributor for a breach of the foregoing representations and warranties if the Company or the Partnership have obtained actual knowledge of such breach prior to Closing.

          X.   [INTENTIONALLY OMITTED]

          XI.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERSHIP
               -----------------------------------------------------------------

          The Partnership and the Company, jointly and severally, represent and warrant to the Contributor that the following are true, complete and correct as of the date of this Agreement and as of the Closing:

          11.1 Organization, Good Standing and Qualification.  Each of the
               ---------------------------------------------
               Company and the Partnership (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business and own or lease and operate its assets and properties in the manner in which it is being conducted and owned or leased and operated, as the case may be, and (ii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of its properties or assets or the conduct of its business requires such qualification.

         11.2  Authorization. The execution and delivery of this Agreement and
               -------------
               all agreements, documents and instruments contemplated hereby and the performance of all transactions contemplated herein or therein, have been duly and validly authorized by all requisite action by the Company and its board of trustees; and by all requisite action of the Partnership. This Agreement and the agreements, documents and instruments executed and delivered in connection herewith constitute the legal, valid and binding obligation of each of the Company and the Partnership, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under or contemplated by this Agreement or such other agreements may be limited by federal or state securities laws or public policy relating thereto.

         11.3  No Violation.  The execution and delivery of this Agreement and
               ------------
               the agreements, documents and instruments executed and delivered in connection herewith, the consummation of the transactions hereby or thereby, and the operation of any Property shall not:
               (i) conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement, contract, Mortgage, deed, lease, license, franchise or instrument to which the Company or the Partnership is a party or is subject; (ii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order to the Company or the Partnership; or (iii) violate any provision of the organizational documents of the Company or the Partnership.

          11.4 Listed Shares.  At the time of Closing, the Company's Shares
               -------------
               shall be listed and traded on The Nasdaq Stock Market National Market and there will have been no suspension of trading in such Shares.

          11.5 Tax Status.  As of the Closing, the Partnership will be qualified
               ----------
               as a partnership for Federal income tax purposes, and the Company will be qualified as a real estate investment trust organized under the laws of the State of Maryland.

          11.6 No Litigation.  Neither the Partnership nor the Company is
               -------------
               involved in any pending or, to its knowledge, threatened litigation that would materially or adversely effect its operations or financial condition or the ability to perform under this Agreement or the Partnership Agreement.

          11.7 No Brokers.  Except as set forth in the Disclosure Schedule,
               ----------
               neither the Partnership nor the Company has dealt with any agent, broker or other person acting pursuant to express or implied authority of either such party, and no person or entity is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or will be entitled to make any claim against any Contributor for a commission or finder's fee by reason of the Company or the Partnership having engaged him/her/it.

          11.8 Survival.  The representations and warranties of the Company and
               --------
               the Partnership made in this Section 11 shall survive the Closing and consummation of the transactions contemplated hereby, and shall remain in full force and effect so long as the Contributor provides the Company or the Partnership with written notice of any breach, violation or right to indemnification thereunder within a period ending twenty-four (24) months from the date of this Agreement. After Closing, the Contributor shall not prosecute any claim against the Company or the Partnership for a breach of the foregoing representations and warranties if the Contributor obtained knowledge of such breach prior to Closing.

          XII. COVENANTS
               ---------

          12.1 Covenants of the Company and the Partnership.  Each of the
               --------------------------------------------
               Company and the Partnership hereby covenants as follows:

               12.1.1 Immediately prior to the Closing Date, Robert M. Rosenthal shall be elected or appointed to the Board of Trustees of the Company.

               12.1.2 If this Agreement is terminated for any reason, (a) the Partnership and the Company shall promptly return to Contributors all materials furnished by Contributors to the Partnership and the Company pursuant to this Agreement, and (b) the Partnership and the Company shall promptly restore the Properties to substantially the same condition in which they existed immediately before any physical tests conducted by or on behalf of the Partnership and the Company pursuant to the purposes of this Agreement.

               12.1.3 Prior to the Closing Date, except as may be required to be disclosed by law (including federal and state securities laws, and the rules and regulations thereunder), regulation or legal process, or unless otherwise consented to in writing by the Contributors, which consent shall not be unreasonably withheld, the Partnership and the Company shall keep all information learned by the Partnership and the Company in connection with the Properties or any operation thereof confidential.

               12.1.4 In connection with inspection of the Properties, the Partnership and the Company shall not unreasonably interfere with any Prior Occupants or any Contributor's business operations.

               12.1.5 The Partnership shall not sell, repay Mortgage Debt, finance, refinance or otherwise take any actions that are prohibited with respect to any specified Properties to the extent described on Schedule 12.1.5.
                                                    ---------------
                         Notwithstanding the
                         provisions of this Section, the Partnership may (A) at any time, sell or exchange one or more of the Properties in a "like kind exchange" under Section 1031 the Code (or any successor or similar section) in which no gain is recognized by the Partnership and reasonable provisions are made (such as by substituted debt) to avoid triggering gain to the Contributor, or (B) sell properties upon the repurchase of the Units for cash, conversion of the Units to Shares or the transfer of the Units. Notwithstanding the provisions of this Section, the Company may sell the Properties which relate to the: (1) closure of the Dealership on such Property due to termination of the Franchise Agreement,
                         (2) sale of the Dealership on such Property, or (3) closure of the Dealership on such Property for any reason if a new Dealership does not open on such Property with 24 months, unless expressly waived by the Company.

               12.1.6    Nothing in this Agreement, including Section 12.4 and
                         Section 12.5, shall require the Company or the Partnership to take any action on the part of the Partnership or the Company which the Trustees of the Company believe are not in the best interests of the Company's shareholders or refrain from taking any action on the part of the Partnership or the Company which the Trustees of the Company believe to be in the best interests of the shareholders of the Company, except that the Company and the Partnership shall be required to perform any obligation imposed upon the Company or the Partnership for the benefit of the Contributor by this Agreement. The Partnership shall be entitled from time to time as necessary to seek and rely on a certificate, signed either by the Transfer Agent or by the holders of a majority of the then outstanding Initial Units issued hereunder to the Contributors, of the basis and at risk amounts relevant to the provisions of this Section.

               12.1.7 For purposes of Section 704(c) of the Code, the Partnership will use the traditional with ceiling method of making allocations respecting all properties contributed to the Partnership at or before the Closing. For purposes of this Section 12.1.7, upon disposition of a Property, the Partnership may make a curative allocation of the type described in Treasury Regulation Section 1.704-3(c)(3)(iii)(B).

               12.1.8 So long as the Contributors and their Permitted Transferees hold 10% or more of the Initial Units, the Company agrees that from and after the Closing Date substantially all of the Company's business for profit shall be conducted by or through the Partnership; provided, however, that business may be conducted through the Company or a Company subsidiary provided that all labor, services and goods furnished by the Company or its subsidiary shall be at the cost of such entity, substantially all of the pecuniary benefit derived from such activity shall inure to the benefit of the Partnership, and the Company shall not make any distributions to its shareholders from any funds, other than distributions that the Company receives from the Partnership in respect of its Units.

          12.2 Covenants of the Contributors and the Contributing Entities.  The
               -----------------------------------------------------------
               Contributor hereby covenants and agrees as follows:

               12.2.1 The Contributor shall deliver to the Partnership such audited financial statements and financial statement schedules for the Properties and the Contributor and its Affiliates (collectively, the "Financial Statements") in form acceptable to Arthur Andersen LLP as may be required or appropriate for reporting in the Registration Statement, any registration statement under the Securities Act of 1933, and in reports to filed by the Company under the Securities Exchange Act of 1934, and, in connection with the Registration Statement, shall provide accountant's comfort letters as are typically delivered on the effective date and the closing date of a registered public offering of securities.

               12.2.2 If this Agreement is terminated as to all Properties for any reason, the Contributor shall promptly return to the Company or the Partnership, as the case may be, all materials furnished by the Company or the Partnership, to such Party pursuant to this Agreement.

               12.2.3 The Contributor shall keep all information learned by such party in connection with the Partnership or the Company or any operation thereof confidential.

               12.2.4 On the Closing Date, each Contributor shall enter or shall cause such other party as is reasonably requested by the

                         Company or the Partnership to enter into the Company Leases and such service or other agreements as the Company and the Partnership shall request.

               12.2.5 In the event that facts or circumstances are discovered or develop that could form the basis of an Environmental Claim with respect to a specific Property or Properties, the Contributor(s) of such Property or Properties shall take all actions necessary to fully address such circumstances, including, without limitation, providing notice to appropriate governmental authorities; conducting environmental studies, sampling and testing procedures; taking remedial action; and modifying operations or physical facilities to otherwise eliminate potential liability and ensure full compliance with the Environmental Laws. Without limiting the foregoing, each Contributor shall ensure that it has identified any underground storage tanks ("USTs") used in conjunction with its operations and that all registration, investigation, remedial action and technical upgrade requirements have been complied with fully in respect of each such UST.

          12.3 No Claim Against Contributed Property.  Each Contributor hereby
               -------------------------------------
               represents, warrants, covenants and agrees that, as of the Closing Date, he/she/it: (i) will have no claim of any kind or nature against any Property by reason of the execution of this Agreement; (ii) hereby waives, releases and discharges any claim he/she/it has or may have; and (iii) shall not make any claim or bring any action against any Property or the Company or the Partnership for or in respect thereof. Notwithstanding Section 9.34, this representation, warranty, covenant and agreement shall survive the closing of the transactions contemplated hereby and shall continue in effect.

          12.4 DRO Election; Bottom Guaranty Election.
               --------------------------------------

               12.4.1 The Partnership hereby agrees to send to each Contributor (the "Annual Notice") who holds Initial Units the following information on an annual basis at least 30 days prior to the filing of the tax return of the Partnership:

                         a.   the amount of the debt secured by the
                              Partnership's properties and the amount of the Partnership's total recourse, non-recourse and partner non-recourse debt as of the end of the most recent fiscal year;

                         b. the amount of recourse, nonrecourse, and partner non-recourse debt allocated to each such Contributor;

                         c. the adjusted basis of the Partnership's properties as of the end of the most recent fiscal year; and

                         d. the projected taxable income or loss of the Partnership for such fiscal year.

               12.4.2 Each Contributor who holds Initial Units, at its written election but with no obligation to do so, may affirmatively make on an annual basis (a) a DRO Election or (b) a Bottom Guaranty Election. Any such election shall be made by notice delivered to the Partnership no later than the 30th day after the Annual Notice was given.

               12.4.3 A DRO Election shall state that if the Contributor has a deficit balance in its capital account following the liquidation of the Contributor's interest in the Partnership or the liquidation of the Partnership, as the case may be, such Contributor shall contribute to the capital of the Partnership, no later than the end of the fiscal year during which the Contributor's interest in the Partnership is liquidated or during which the Partnership is liquidated, as the case may be (or, if later, 90 days after the date on which the Contributor's interest in the Partnership is liquidated, as the case may be) (the "Liquidation Date") an amount of money equal to a designated portion of the deficit in the Contributor's capital account. The term "liquidation" shall have the meaning given to it in Treas. Regs. Section 1.704-1.

               12.4.4 A Bottom Guaranty Election shall state that if the Partnership shall be in default with respect to the Mortgage securing any of the properties of the Partnership, then the Contributor agrees to contribute to the capital of the Partnership a designated portion of the principal balance of such Mortgage (the "Contribution Limit"); however, such contribution shall only occur if the mortgage lender shall have exhausted all of its remedies against such property in order to collect the amount owing the mortgage lender, and such Contribution Limit shall be reduced on a dollar-for-dollar basis for every dollar received by the mortgage lender from exercising such remedies. Any such contribution shall be made by the Liquidation Date. For example, if the amount of the Mortgage were $10,000,000 and the amount of the Contribution Limit were $1,000,000, the capital contribution would only be required if the Property were sold in foreclosure and the proceeds of sale were less than $1,000,000. In the event that more than one Partner submits a Bottom Guaranty Election with respect to the same debt, the Partnership shall notify each such Partner and allow such Partners to appropriately modify their respective Bottom Guaranty Elections.

               12.4.5    Limitations on Indebtedness.  The Company will use its
                         ----------------------------
                         best efforts to maintain Mortgage Debt with respect to the Properties and in the amounts as described on
                         Schedule 12.4.5, until such time as the number of
                         ---------------
                         outstanding Units issued to the Contributor hereunder is not more than the number of Units specified on such Schedule.

          XIII.DUE DILIGENCE PERIOD
               --------------------

          13.1 Due Diligence Period.  The period from the date hereof until the
               --------------------
               Closing Date is referred to herein as the "Due Diligence Period."

          13.2 Access to Properties and Materials.  During the Due Diligence
               ----------------------------------
               Period and upon twenty-four (24) hours prior notice, the Company and the Partnership and their agents, engineers, surveyors, appraisers, auditors, counsel and other representatives shall have the right to enter upon the Properties to inspect, examine, survey, obtain engineering inspections and environmental studies, appraise, and otherwise do that which, in the opinion of the Partnership and the Company, is necessary to determine the boundaries, acreage and condition of the Properties and to determine the suitability of the Properties for the uses intended by the Partnership (including, without limitation, inspect, review and copy any and all documents in the possession or control of Contributors, or their respective agents, contractors or employees, and which pertain to the construction, ownership, title, use, occupancy or operation of the Properties or any part thereof). During the Due Diligence Period, the Contributors, at their expense and at such times as will not unreasonably interfere with the business being conducted on the Property or hinder the Partnership's due diligence review, shall make available to the Company and the Partnership copies or originals of all of their respective books, files and records relating in any way to the Properties, complete copies (or originals when requested) of all title information and title insurance policies, easements, leases, brokerage agreements, licenses, permits, surveys, zoning information, environmental reports, structural reports, violation or default notices, contracts, tax bills and assessments, information regarding pending or threatened claims, suits or proceedings, and all consents and other documents required to be obtained for the completion of the transactions contemplated hereunder.

          13.3 Adjustment Following Due Diligence.  If the Company determines
               ----------------------------------
               that one or more representations or warranties or any information included on any Disclosure Schedule relating to any Property is
                               -------------------
               incomplete or inaccurate in any material respect (the "Non-Conforming Property"), the Company shall have the option to: (a) proceed with the transactions contemplated hereby, (b) declare this Agreement null and void in which case no party shall have any rights or obligations under this Agreement, or (c) terminate this Agreement with respect to such Non-conforming Property and proceed with the transactions hereby with respect to the other Properties, in which case the number of Units issuable hereunder shall be reduced by the Contribution Value of such Non-Conforming Property. Notwithstanding anything herein to the contrary, if the Partnership excercises its rights under Section 13.3(c) above with respect to any Non-Conforming Property other than due to a title defect (pursuant to Section 5.3) or a misrepresentation or breach of any environmental representation, warranty or covenant (as set forth in Section 9.15), then the Contributors shall have the option of declaring this Agreement null and void with respect to all Properties.

          XIV. DEFAULTS AND REMEDIES
               ---------------------

          14.1 Indemnification by Contributors.  The Contributors, jointly and
               -------------------------------
               severally (each, for purposes of Sections 14.1 and 14.2, a "Contributor Indemnifying Party"), shall indemnify, defend and hold harmless the Partnership, the Company and their respective shareholders, partners, trustees, officers, agents, representatives, employees, Affiliates, successors and assigns (collectively, for purposes of this paragraph, the "Company Indemnified Parties") from and against any and all losses, damages, claims, liabilities, actions, suits, proceedings and costs and expenses of investigation or defense thereof, including attorneys' fees payable as incurred, arising out of or relating to any (a) misrepresentation or breach of warranty by such Contributor Indemnifying Party or nonfulfillment of any covenant or agreement to be performed or complied with by such Contributor Indemnifying Party under this Agreement and any agreement, document, instrument, certificate, schedule or exhibit contemplated hereby; (b) untrue or incomplete statement of a material fact contained in any statement or information provided by such Contributor Indemnifying Party or based on any omission to state therein a material fact required to be stated therein or other information necessary to make the statements therein not misleading; (c) any debts, liabilities or obligations (whether known or unknown, disputed or undisputed, fixed, contingent or otherwise) associated with or relating to any of the Contributor Indemnifying Parties, their officers, directors, partners, trustees or Affiliates or the Properties, or secured by any of the Contributor Indemnifying Parties, or by any of the Properties, except those specified on Schedule 9.23
                                                            -------------
               hereto, including any obligations under any of the Leases and Service Contracts, to the extent any such obligation was to be performed prior to the Closing Date, or was to be performed after the Closing Date as a result of a breach or default under any of the Leases or Service Contracts by the Contributor Indemnifying Parties or their Affiliates prior to the Closing Date; (d) any action taken, or any failure to act, by such Contributor Indemnifying Party in connection with this transaction and the transactions contemplated herein constituting a breach of this Agreement or any agreement, document or instrument contemplated hereby or a breach of a duty owed to any person, including, without limitation, any action taken to redeem or otherwise liquidate the interest of certain holders in anticipation of the transactions contemplated herein, to the extent such action or failure to act results in a violation (or alleged violation) of applicable laws or of the fiduciary duties owed to such holders;
               (e) pollution or threat to human health or the environment, or any Environmental Claim against any person or entity whose liability for such Environmental Claim the Contributors have assumed or retained either contractually or by operation of law, that is related in any way to any of the Properties, including, without limitation, all on-site and off-site activities relating to any of the Properties involving Substances of Concern, and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, whether or not the pollution or threat to human health or the environment, or the existence of any Environmental Claim, is known to the Contributor Indemnifying Parties; (f) regardless of whether it arises as a breach of any representation or warranty, any debts, liabilities or obligations of the Contributor Indemnifying Parties (whether known or unknown, disputed or undisputed, fixed, contingent or otherwise) of, associated with or relating to any asset or property other than the Properties, except those specified on Schedule 9.23
                                                              -------------
               hereto; and (g) any and all damages and expenses incident to any of the foregoing or to the enforcement of this Section 14.2.

          14.2 Remedies.
               --------

               14.2.1 Subject to subsection 14.2.2 and 14.2.3 hereof, after the Closing hereunder, the Company or the Partnership, in the event of a breach of any representation or warranty under

                         Section 9 hereof, also may proceed against the person or entity identified on Schedule 14.2.1 personally (the
                                                 ---------------
                         "Personal Indemnitor").

               14.2.2 Each Contributor Indemnifying Party shall be fully responsible and severally liable for any of the following and any and all losses, damages, claims, liabilities, actions, suits, proceedings and costs and expenses of defense thereof, including attorneys' fees payable as incurred, arising out of or relating to: (a) each representation and warranty made by he/she/it hereunder relating to or associated with title to his/her/its interest in any Property, his/her/its ability to convey his interest as contemplated by this Agreement, and his/her/its representations under
                         Section 9.4 hereof; (b) regardless of whether it arises as a breach of any representation or warranty, any debts, liabilities or obligations (whether known or unknown, disputed or undisputed, fixed, contingent or otherwise) of, associated with or relating to any of the Contributor Indemnifying Parties or the Properties, or secured by any of the Contributor Indemnifying Parties or by any of the Properties, except those specified on Schedule 9.23 hereto, and (c) regardless
                                      -------------
                         of whether it arises as a breach of any representation or warranty, any debts, liabilities or obligations of the Contributor Indemnifying Parties (whether known or unknown, disputed or undisputed, fixed, contingent or otherwise) of, associated with or relating to any other asset or property other than the Properties, except those specified on Schedule 9.23 hereto.
                                            -------------

               14.2.3 Each Contributor hereby represents, warrants, covenants and agrees that he/she/it presently has, a tangible net worth (such term meaning net worth exclusive of the value (if any) of goodwill, going concern value and similar assets, but inclusive of the value of shares of stock, interests in partnerships and other business enterprises and similar assets) of not less than the aggregate Contribution Amounts, minus all Mortgage Debt for all Properties being acquired by the Partnership pursuant to this Agreement.

          14.3 Indemnification by the Company and the Partnership.  The Company
               --------------------------------------------------
               and the Partnership (each, for purposes of this Section 14.3, a "Company Indemnifying Party") shall indemnify, defend and hold harmless each Contributor and their respective shareholders, partners, directors, officers, partners, agents, employees, Affiliates, successors and assigns (collectively, for purposes of this paragraph, "Contributor Indemnified Parties") from and against any and all losses, damages, claims, liabilities, actions, suits, proceeds and costs and expenses of defense therefore, including attorneys' fees payable as incurred, arising out of or relating to any (a) misrepresentation or breach of warranty by such Company Indemnifying Party or nonfulfillment of any covenant or agreement to be performed or complied with by such Company Indemnifying Party under this Agreement; (b) untrue or incomplete statement (or allegation by a third party of an untrue or incomplete statement) of a material fact contained in any statement or information provided by such Company Indemnifying Party or based on any omission (or allegation by a third party of an untrue or incomplete statement) to state therein a material fact required to be stated therein or other information necessary to make the statements therein not misleading, to the extent such alleged untrue or incomplete statement or omission was made with the Company's or the Partnership's knowledge that the statement was untrue or incomplete or omitted to state a material fact; (c) any debts, liabilities or obligations (whether known or unknown, disputed or undisputed, fixed, contingent or otherwise) specified on Schedule 9.23 hereto or arising and incurred after the Closing
                  -------------
               Date (other than as a result of a breach by any Contributor of any representation, warranty, covenant or agreement hereunder), including the obligations under any Service Contracts that survive the Closing Date, to the extent any such obligation is to be performed after the Closing Date, except to the extent any such obligation is to be performed after the Closing Date as a result of a breach or default under any of the Leases or Service Contracts by the Contributor prior to the Closing Date; and (d) any and all damages and expenses incident to any of the foregoing or to the enforcement of this Section 14.3.

          14.4 Indemnification Procedures.  All claims for indemnification under
               --------------------------
               this Article 14 shall be asserted and resolved as follows:


               14.4.1 In the event that any Contributor Indemnified Party or Company Indemnified Party (the "Indemnified Party") has a Claim against any Contributor Indemnifying Party or Company Indemnifying Party obligated to provide indemnification pursuant to Sections 14.1 or 14.2 hereof, on the one hand, or Section 14.3 hereof, on the other hand (the "Indemnifying Party"), which does not involve a claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a written notice (the "Claim Notice") with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the fifteen days thereafter (the "Notice Period") that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 14.4.1, the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection. If after such thirty (30) day period there remains a dispute as to any claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               14.4.2 In the event that any claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted, or any action or proceeding commenced, against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Third Party Claim Notice"). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Third Party Notice Period") to notify the Indemnified Party (a) whether or not such party disputes the liability to the Indemnified Party hereunder with respect to such claim and (b) if such party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim, provided that such party is hereby authorized (but not obligated) prior to and during the Third Party Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary or appropriate to protect the Indemnifying Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Third Party Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim, except as hereinafter provided, such party shall have the right to defend by appropriate proceedings. No non-monetary settlement of any such matter shall be entered into without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided that, unless the Indemnified Party otherwise agrees in writing, such party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim, whether by failure of such party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against any such claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment to the extent the Indemnified Party is entitled to indemnification and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

               14.4.3 If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such claim seeks material prospective or other relief which could have a materially adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of any Indemnified Party or in the reasonable opinion of counsel for the Indemnified Party a conflict exists, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

               14.4.4 Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands provided the Claim Notice or Third Party Claim Notice, as the case may be, sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

               14.4.5 The Indemnified Party's failure to give reasonably prompt notice as required by this Section 14.4 of any actual, threatened or possible claim, demand, action or proceeding which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party or increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder. In any such event, the amount of indemnification which the Indemnified Party will be entitled to receive hereunder shall be reduced to an amount which the Indemnified Party would have been entitled to receive had such notice been timely.

          XV.  MISCELLANEOUS
               -------------

          15.1 Assignment.  Neither this Agreement nor any interest hereunder
               ----------
               may be assigned or transferred by any Contributor, the Company or the Partnership without the prior written consent of the parties hereto.

          15.2 Entire Agreement.  Any prior agreement or understanding among the
               ----------------
               parties concerning the subject matter hereof is hereby superseded. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and the transactions contemplated herein and shall not be modified or amended except in a written document signed by all of the parties hereto.

          15.3 Notices.  All notices or other communications required or
               -------
               permitted under this Agreement shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier (such as Federal Express) with receipted delivery. Notices to the parties shall be addressed as follows:

     If to the Contributors to the addresses contained in Schedule I;
                                                          ----------
with a copy to:

     ___________________________
     ___________________________
     ___________________________
     Attention: ________________
     ___________________________
If to the Partnership or to the Company:

     Capital Automotive REIT
     1925 North Lynn Street
     Suite 306
     Arlington, Virginia 22209
     Attention: Thomas D. Eckert, President and Chief Executive Officer

With a copy to:

     Wilmer, Cutler & Pickering
     2445 M Street, N.W.
     Washington, DC  20037
     Attention: George P. Stamas, Esq.

     All notices given in accordance with the terms hereof shall be deemed effective (a) if delivered in person or by overnight courier, on the business day it is delivered, and (b if sent by registered or certified mail, three (3) business days after deposit with the U.S. mail. Any party hereto may change its address by written notice to all parties hereto sent in accordance with the terms of this Section and any such Notice of change of address shall be effective five (5) days after delivery.

          15.4 Governing Law.  This Agreement shall be governed and interpreted
               -------------
               in accordance with the laws of the Commonwealth of Virginia without regard to its principles of conflicts of laws, and any action brought under or arising out of this Agreement or the matters relating hereto shall be submitted to the jurisdiction of the United States District Court for the Eastern District of Virginia. Each party acknowledges and agrees to such jurisdiction.

          15.5 Litigation Costs.  If there is any legal action or proceeding
               ----------------
               between the parties hereto arising from or based upon this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all litigation costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees shall be included in as part of such judgment.

          15.6 Counterparts.  This Agreement may be executed in any number of
               ------------
               identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

          15.7 Offer and Acceptance.  This Agreement constitutes an offer by the
               --------------------
               Company and the Partnership which must be accepted, by delivery to the Company of a duly signed and completed signature page hereof, by all of the Contributors within five (5) days after the date this Agreement is signed by the Company and the Partnership.

               15.7.1 If, within such time period, less than all of the persons owning any interest in a Contributor shall have signed this Agreement, then the Contributor and the Property owned by such Contributor shall, at the sole option of the Company, be excluded from the Contribution hereunder, this Agreement shall remain in full force and effect as to the other Contributors and Properties, and an appropriate adjustment shall be made with respect to the relevant Property, in which case the number of Units issuable hereunder as set forth on Schedule
                                                                  --------
                         1.3(a) shall be reduced by the Contribution Value of
                         ------
                         such Property as provided in this Agreement; if after the expiration of such time period all of the Contributors execute this Agreement, the Company, at its sole option, may elect to re-include, or may continue to exclude, any such Contributor and Property.

               15.7.2 If any Contributor hereunder is not an "accredited investor" as defined in the Act, then the Company, at its sole option, may exclude any such Contributors and any such Property from the Contribution hereunder, this Agreement shall remain in full force and effect as to the other Contributors and Properties, and an appropriate adjustment shall be made with respect to the relevant Property, in which case the number of Units issuable hereunder as set forth on Schedule
                                                                  --------
                         1.3(a) shall be reduced by the Contribution Value of
                         ------
                         such Property as provided in this Agreement; if thereafter all Contributors become accredited investors, then the Company, at its sole option, may elect to re-include, or may continue to exclude, any such Contributors and Property.

               15.8 Arbitration.  In the event a dispute arises between the
                    -----------
parties as to any of the requirements of this Agreement or the performance under this Agreement, which the parties are unable to resolve, the parties agree to waive the remedy of litigation (except for extraordinary relief in an emergency situation) and agree that such dispute or disputes shall be determined by arbitration. Notwithstanding the foregoing, the parties acknowledge and agree that this Section 15.8 is not intended to create new rights.


            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, with the intention that it be a sea ed instrument, as of the date set forth above.

WITNESS                                 CAPITAL AUTOMOTIVE REIT

By:   /s/ Matt Jones                    By:   /s/ Thomas D. Eckert (SEAL)
Name: Matt Jones                        Name: Thomas D. Eckert
Title:___________________________       Title:President and Chief Executive
                                               Officer

                                        CAPITAL AUTOMOTIVE L.P.

WITNESS                                 By: Capital Automotive REIT, as
                                             General Partner

By:   /s/ Matt Jones                    By:   /s/ Thomas D. Eckert (SEAL)
Name: Matt Jones                        Name: Thomas D. Eckert
Title:___________________________       Title:President and Chief Executive
                                               Officer

WITNESS                                 CONTRIBUTOR:


By:   /s/ Matt Jones                    By:   /s/ Robert M. Rosenthal (SEAL)
Name: Matt Jones                        Name: Robert M. Rosenthal*
Title:___________________________       Address: P.O. Box 1887
                                                 Middleburg, Virginia 22117
                                        Telephone #: 202-965-0560
                                        Facsimile #: 202-965-3717
                                        Social Security # or TIN: ###-##-####


* By Donald B. Bavely as Attorney-in-Fact


                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

WITNESS                                 CONTRIBUTOR:


By:   /s/ Ruth M. Witham                By:   /s/ Marion Rosenthal (SEAL)
Name: Ruth M. Witham                    Name: Marion Rosenthal
Title:___________________________       Address: P.O. Box 1887
                                                 Middleburg, Virginia 22117
                                        Telephone #: 202-965-0560
                                        Facsimile #: 202-965-3717
                                        Social Security # or TIN: ###-##-####

WITNESS                                 CONTRIBUTOR:
                                        GENEVA ENTERPRISES, INC.

By:   /s/ Matt Jones                    By:   /s/ Robert M. Rosenthal (SEAL)
Name: Matt Jones                        Name: Robert M. Rosenthal*
Title:___________________________       Title:Chairman
                                        Address: 1100 South Glebe Road
                                                 Arlington, Virginia 22204
                                        Telephone #: 703-553-4300
                                        Facsimile #: 703-553-8435
                                        Social Security # or TIN:54-1570600


* By Donald B. Bavely as Attorney-in-Fact

                       ROSENTHAL CONTRIBUTION AGREEMENT

                                   EXHIBITS

     A.             Partnership Agreement
     4.4(a)         Form of  Company Lease
     4.4(c)         Guaranty and Subordination Agreement
     7.2.1(i)       Investor Questionnaires
     7.2.1(q)       Opinion of Contributor's Counsel
     7.2.1(p)       Lender's Estoppel Certificate
     7.2.2(f)       Opinion of Company Counsel

                                   SCHEDULES

     I.             Contributors (Names and Addresses)
     1.2            Schedule of Properties; Ownership Interests in Properties
                    and Contribution Amounts
     1.3(a)         Schedule of Units Issued in Consideration
                    for Each Property
     1.3(b)         Mortgage Debt
     4.1            Prior Occupants
     4.4(b)         Guaranties
     5.1            Scheduled Exceptions
     9.6            Material Defaults
     9.13           Zoning
     9.15.5(a)      The Treatment, Storage and Disposal Locations for
                    Substances of Concern
     9.15.5(b)      Storage Tanks
     9.15.5(c)      Existence of Asbestos
     9.15.5(f)      Environmental Permits and Authorizations
     9.16           Insurance
     9.19           Lease Disclosures
     9.19.2         Leases and Rent Rolls
     9.19.13        Other Landlords
     9.20(a)        Service Contracts
     9.20(b)        Management Contracts
     9.23           Liabilities of Contributors
     9.24           Contracts
     9.26           Employee Benefit Plans/Employment Contracts/Employee Benefit
                    Liabilities
     12.1.5         Restrictions on Sale and/or Financing of Specified
                    Properties
     12.4.5         Limitations on Indebtedness
     14.2.1         Indemnitors

                                   EXHIBIT A
                                   ---------

                             PARTNERSHIP AGREEMENT

To be delivered at Closing.

                                [EXHIBIT 4.4(a)

                                 Form of Lease

No form of lease, leases executed simultaneous with execution of Contribution Agreement.]

                     GUARANTY AND SUBORDINATION AGREEMENT


     THIS GUARANTY AND SUBORDINATION AGREEMENT (this "Agreement"), made as of the 21st day of November 1997, by Geneva Enterprises, Inc., a Delaware corporation ("Guarantor"), in favor of Capital Automotive, L.P., a Delaware limited partnership ("Landlord").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Landlord has this day entered into a lease (the "Lease") of certain Properties identified on Schedule A hereto (individually a "Property" and collectively the "Properties") with Maryland Imported Cars, Inc. d/b/a Gaithersburg Mazda ("Tenant"), this Agreement being attached to the Lease;

     WHEREAS, Tenant is an affiliate of Guarantor; and

     WHEREAS, Landlord has required, as a condition to entering into the Lease, Guarantor to be a guarantor of each and every obligation imposed upon Tenant by the Lease.

     NOW, THEREFORE, to induce Landlord to enter into the Lease and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, for itself, its successors and assigns, hereby covenants and agrees for the benefit of Landlord, as follows:

     1.   Guaranty.  Guarantor does hereby unconditionally and irrevocably
          --------
guarantee to Landlord the full, complete and timely performance of all obligations imposed on Tenant by the terms of the Lease, including, but not limited to, the full, complete and timely payment of rent and all other sums due by Tenant under the Lease, and the payment as required by the Lease of all damages to Landlord which may result from Tenant's breach of any provision of the Lease, including, but not limited to, those relating to damage to any Property or the leased premises.

     2.   Guaranty of Payment and Performance.  Guarantor acknowledges and
          -----------------------------------
agrees that this is a guaranty of payment and performance and not mere collection. The liability of Guarantor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Tenant or any other person or entity. Guarantor waives any right to require that an action be brought against Tenant or any other person or entity. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Tenant shall be relieved of the Lease or any debt, obligation or liability as provided in the Lease, Guarantor shall nevertheless be fully liable for the complete and timely performance of all obligations imposed on Tenant by the Lease throughout the entire term of the Lease, all to the same extent as if Guarantor had been the original tenant thereunder and the Lease shall be deemed unaffected by any such relief granted to Tenant. In the event of a default under the Lease which is not cured within any applicable grace or cure period, Landlord shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order to the maximum extent permitted by law, and all rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the obligations guaranteed hereby are partially performed, paid or discharged by reason of the exercise of any of the remedies available to Landlord, this Agreement shall nevertheless remain in full force and effect, and Guarantor shall continue to be liable for all remaining obligations guaranteed hereby, even though any rights which Guarantor may have against Tenant may be destroyed or dismissed by the exercise of any such remedy.

     3.   Waivers by Guarantor.  To the extent permitted by law, Guarantor
          --------------------
hereby waives and agrees not to assert or take advantage of:

          (a) Any right to require Landlord to proceed against Tenant or any other person or entity or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord's power or under any other agreement before proceeding against Guarantor;

          (b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons:

          (c) Any defense based upon an election of remedies by Landlord;

          (d) Any right or claim or right to cause a marshaling of the assets of Tenant or Guarantor;

          (e) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more provisions of the Lease;

          (f) Any modification of the Lease or of any obligation of Tenant thereunder by amendments to the Lease, by waivers granted by Landlord or by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise.

     4.   Subordination.  Guarantor and those parties signing below for the
          -------------
purpose of being bound by this Section 4 (collectively, "Section 4 Signers") hereby unconditionally and irrevocably subordinate (i) all payments due or to become due by Tenant to the Section 4 Signers, or any of them, by reason of any and all debts or other obligations, including the obligation to pay salaries or other compensation (collectively "Debt Payments") and (ii) the receipt of all dividends or other distributions of any kind or nature (collectively, "Distributions") to the payment of all sums due or to become due by Tenant to Landlord under the Lease, including the payment of Rent and all damages due by reason of Tenant's breach of the Lease; provided, however, that for so long as there shall be no existing Event of Default under the Lease, after the payment of each monthly installment of Rent, the Section 4 Signers shall be entitled to receive Debt Payments due for such month.

     5.   General Provisions.
          ------------------

          (a) Survival.  This Agreement shall be deemed to be continuing in
              --------
nature and shall remain in full force and effect and shall survive the exercise of any remedy by Landlord under the Lease;

          (b) No Subrogation; No Recourse Against Landlord.  Notwithstanding the
              --------------------------------------------
satisfaction by Guarantor of any liability hereunder, Guarantor's rights of subrogation, contribution, reimbursement or indemnity, if any, or any right of recourse to or with respect to the assets or property of Tenant, shall be subject and subordinate to the rights of Landlord. Guarantor expressly agrees not to exercise any and all rights of subrogation against Landlord.

          (c) Entire Agreement; Amendment; Severability.  This Agreement
              -----------------------------------------
contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by Landlord and Guarantor. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

          (d) Governing Law: Binding Effect; Waiver of Acceptance.  This
              ---------------------------------------------------
Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to conflicts of laws principles thereof. This Agreement shall bind Guarantor, it successors and assigns (but in the event of an assignment, Guarantor shall not be relieved of its obligations hereunder), and shall inure to the benefit of Landlord, its successors and assigns. Guarantor hereby waives any acceptance of this Agreement by Landlord and this Agreement shall immediately be binding upon Guarantor.

          (e) Notice.  All notices, demands, requests or other communications to
              ------
be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or certified mail or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth in the last section of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least seven (7) days' prior written notice thereof in accordance with the provisions hereof, each party shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

          (f) No Waiver; Time of Essence.  The failure of either party to
              --------------------------
enforce any of the respective rights or remedies hereunder, or to promptly enforce any such rights or remedies, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound and must expressly state that such right or remedy has been or thereby is waived. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof.

          (g) Captions for Convenience.  The captions and headings of the
              ------------------------
section and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

          (h) Attorney's Fees.  In the event it is necessary for Landlord to
              ---------------
retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion hereof, Guarantor shall promptly pay to Landlord any and all costs and expenses, including, without limitation, attorney's fees, incurred by Landlord as a result thereof and such costs, fees and expenses shall be included in the costs of the case to the extent the Landlord wins the issue under contest.

          (i) Successive Actions.  Separate and successive actions may be
              ------------------
brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives any covenants to the maximum extent permitted by law not to assert any defense in the nature of splitting of causes of action or merger of judgments.

          (j) Reliance.  Landlord would not enter into the Lease without this
              --------
Agreement. Accordingly, Guarantor intentionally, irrevocably and unconditionally enters into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Lease has been made.

     IN WITNESS WHEREOF, Guarantor has executed this Agreement under seal as of the day and year first above written.

                              GUARANTOR:

ATTEST/WITNESS:                     GENEVA ENTERPRISES, INC.
/s/ Matt Jones                      By: /s/ Robert M. Rosenthal
Name:  Matt Jones                   Name:   Robert M. Rosenthal*
                                         --------------------------------
Title:  ________________________    Title:  Chairman
                                          -------------------------------


* By Donald Bavely as Attorney-in-Fact.

                               Exhibit 7.2.1(i)

                            CAPITAL AUTOMOTIVE L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                      CONFIDENTIAL PURCHASER QUESTIONNAIRE
                               (NATURAL PERSONS)

Capital Automotive L.P.
1925 North Lynn Street
Suite 306
Arlington, Virginia 22209

     The information contained in this Investor Questionnaire is being furnished in order to determine whether the undersigned is accredited to purchase units of limited partnership interest (the "Units") of Capital Automotive L.P. (the "Partnership") pursuant to the Agreement of Contribution of Interests dated November __, 1997 (the "Contribution Agreement"), by and among the persons and entities named on Schedule I hereto consisting of all of the owners of an
                  ----------
interest in any of the Properties (as hereafter defined) (each individually, a "Purchaser" and collectively, the "Purchasers"), and Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), and the Partnership.

     ALL INFORMATION CONTAINED IN THIS INVESTOR QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. Any offer or sale to any Purchaser will be made by the Partnership. You understand, however, that the Company may be required to present this Investor Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Units are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities or blue sky laws or if otherwise required. Further, the undersigned understands that the offering and sale of the Units may be required to be reported to the Securities and Exchange Commission and reported or registered under applicable state securities or blue sky laws.


Name(s) of Purchaser(s):/*/
                        --

                     (1)  ______________________________________________________

                     (2)  ______________________________________________________

________________________
/*/  If there is more than one Purchaser (other than husband and wife), a
--
separate Confidential Purchaser Questionnaire must be completed for each such Purchaser and attached to this Confidential Purchaser Questionnaire.

1.   Background Information.

     a.   Home Address:       __________________________________________________

                              __________________________________________________

     b.   Home Telephone:     __________________________________________________

     c.   Social Security #s: __________________________________________________

     d.   U.S. Citizen:       ___________ Yes ________ No

     e.   Occupation:         __________________________________________________

     f.   Employer:           __________________________________________________

     g.   Bus. Address:       __________________________________________________

     h.   Bus. Telephone:     __________________________________________________

     i.   Age:                __________________________________________________

     j.   Send Mail to:       _______ Home _______ Office
          Other: __________________________________________

     k.   State your education and degrees earned:

               Degree               School              Year


          ______________________________________________________________________

          ______________________________________________________________________

     l.   Do you currently own securities or other types of investments? _______

          ______________________________________________________________________

     m. Do you have means of providing for your needs and personal contingencies?

          ______________________________________________________________________

     n. Do you have a preexisting business relationship with the person who contacted you in connection with the offering of the Units?

          ______________________________________________________________________


2.   Type of Ownership.

     Indicate type of ownership you intend to subscribe for (if other than for a single individual):

     ______  Individual

     ______  Joint Tenants with Rights of Survivorship

     ______  Tenants in Common

     ______  Tenants by the Entirety

3.   Purchaser Suitability.

     Please indicate whichever of the following (if any) certifications apply to you by initialing the appropriate space:

          (i) I certify that I am an "accredited investor" because I have an individual net worth/**/ (or joint net worth with my spouse) in excess of
                          --
     $1,000,000.

          Yes ____  No ____

          (ii) I certify that I am "accredited investor" because I had an individual income (not including any amounts attributable to my spouse or to property owned by my spouse) of more than $200,000 in each of the previous two calendar years and I reasonably expect to reach the same income level in the current year.

          Yes ____  No ____

          (iii) I certify that I am an "accredited investor" because I had a joint income with my spouse in excess of $300,000 in each of the previous two calendar years and I reasonably expect to reach the same income level in the current year.

_________________________
/**/  For purposes of this Questionnaire, a purchaser's "net worth" is equal
 --
to the excess of total assets at fair market value over total liabilities. Net worth may include the equity value (i.e., current appraised value less mortgage indebtedness) of real property owned by the Purchaser.

          Yes ____  No ____


4.   The Purchaser hereby acknowledges and represents and warrants that:

     1. (a) He/she has read and understands the risks associated with an investment in the Units and understands those risks, (b) the information contained in this Investor Questionnaire is true, complete and accurate as of the date hereof, and (c) he/she will contact Capital Automotive REIT immediately if any material change in any of this information occurs.

     2. The Units will be acquired for the Purchaser's own account for investment, and not for distribution or resale to others. The Purchaser agrees that it will not sell or otherwise transfer the Units unless any third party consents as required are first obtained and unless the securities are registered under the Securities Act, and under applicable state securities laws or unless an exemption from such registration is available. There is no market for the Units and none is expected to develop.

     3. All documents, records and books pertaining to this investment have been made available to the Purchaser and his/her respective attorney, accountant or investment representative; the Partnership has provided answers to all of his/her or their questions concerning the offering and an investment in the Partnership; and the books and records of the Partnership will be available upon reasonable notice for inspection during normal business hours of the Partnership at the Partnership's principal place of business.

     4. The Purchaser has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that it is, he/she is capable of evaluating the merits and risks of an investment in the Partnership, and will be able to bear the financial risks of this investment for an indefinite period of time.

     5. The Purchaser has discussed with his/her investment representative, lawyer, accountant or tax advisor, as applicable, the suitability of an investment in the Partnership for its particular tax and financial situation.

     6. The Purchaser is acquiring the Units without being furnished any offering.

     7. The Purchaser has kept confidential all information furnished to them by or on behalf of the Partnership and has not provided the same to anyone other than their agents (including counsel and accountants) on a need to know basis.


5.   Reliance by Partnership.

     I understand that the Partnership will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent, warrant and covenant to the Partnership as follows:

     1. I/We certify under the penalties of perjury that the social security number provided below and information provided with respect to Section 3406(a)(1)(C) of the Internal Revenue Code is true, correct and complete; and

     2. The answers to the above questions are complete and correct and may be relied upon by the Partnership in determining whether the offering in connection with which I have executed this Questionnaire is exempt from registration under the Securities Act and applicable state securities laws; and hereby agree to indemnify the Partnership and its partners, affiliates, agents, employees and control persons, and hold each of them harmless against any and all loss, damages, liability or expense, including reasonable attorney's fees, which they or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the undersigned under this Investor Questionnaire or in connection with the sale or distribution by the undersigned of the Units purchased by the undersigned pursuant hereto in violation of the Securities Act or any other applicable law.

_____________________________________________________
(please print the exact name(s) and title in which the Units should be issued)


     (Signature of Purchaser)       __________________________________________


     (Name Typed or Printed)        __________________________________________


     (Date)                         __________________________________________


     (Signature of Co-Purchaser)    __________________________________________


     (Name Typed or Printed)        __________________________________________

                            CAPITAL AUTOMOTIVE L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                      CONFIDENTIAL PURCHASER QUESTIONNAIRE
                                   (ENTITIES)


Capital Automotive L.P.
1925 North Lynn Street
Suite 306
Arlington, Virginia 22209

     The information contained in this Investor Questionnaire is being furnished in order to determine whether the undersigned is accredited to purchase units of limited partnership interest (the "Units") of Capital Automotive L.P. (the "Partnership") pursuant to the Agreement of Contribution of Interests dated November __, 1997 (the "Contribution Agreement"), by and among the persons and entities named on Schedule I hereto consisting of all of the owners of an
                  ----------
interest in any of the Properties (as hereafter defined) (each individually, a "Purchaser" and collectively, the "Purchasers"), and Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), and the Partnership.

     ALL INFORMATION CONTAINED IN THIS INVESTOR QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. Any offer or sale to any Purchaser will be made by the Partnership. You understand, however, that the Company may be required to present this Investor Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Units are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities or blue sky laws or if otherwise required. Further, the undersigned understands that the offering and sale of the Units may be required to be reported to the Securities and Exchange Commission and reported or registered under applicable state securities or blue sky laws.

1.   Background Information.

     a.   Name of Investing Entity:     ________________________________________

     b.   Address:                      ________________________________________

                                        ________________________________________

          Address for correspondence (if different):

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

     c.   Telephone Number:             ________________________________________

     d.   Description of Business:      ________________________________________


                                        ________________________________________

     e.   Federal Tax ID Number:        ________________________________________

     f. Individual(s) authorized to execute documents on behalf of the entity in connection with this investment:

          Name:                         ________________________________________

          Position or title:            ________________________________________

               NOTE: In the case of a partnership or trust, a power of attorney is required if such entity's Partnership Agreement or Trust Agreement does not specifically authorize the above-named individual(s) to make this investment for such Partnership or Trust. In the case of a corporate investor, corporate resolutions (or other evidence of corporate authority) authorizing this investment and specifying the individuals authorized to execute investment documents on behalf of the corporation are required to be delivered herewith.

2.   Type of Entity:                  Corporation                ______

                                      Limited Partnership        ______

                                      General Partnership        ______

                                      Limited Liability Company  ______

                                      Revocable Trust/***/       ______
                                                      ---

_____________________________
/***/  UNLESS (i) the Trust has total assets in excess of $5,000,000; (ii) the
 ---
Trust was not formed for the specific purpose of acquiring the Interest; and
(iii) the purchase by the Trust is directed by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Units, the grantor(s) of the Trust also must provide a completed individual investor questionnaire for each grantor.

                                    Irrevocable Trust            ______

                                    Pension or Profit
                                    Sharing Plan or Trust
                                    (indicate type of Plan
                                    or Trust)                    ______

                                    Individual Retirement
                                    Account (Note:  The
                                    beneficiary of an
                                    Individual Retirement
                                    Account also must provide
                                    a complete individual
                                    investor questionnaire)      ______

     a.   Place of Organization:  ____________________________________________

     b.   Date of Organization:  _____________________________________________

     c. Was the entity organized for the specific purpose of investing in Capital Automotive L.P.?

          Yes _____ No _____

     d. Does the entity have a preexisting business relationship with the person who contacted it in connection with the offering of the Units?

          Yes _____ No _____

     e. Number of equity owners (Note: an "equity owner" for the purposes of this Questionnaire means (1) stockholders in the case of a corporation, (2) limited partners only in the case of a limited partnership, (3) general partners in the case of a general partnership, (4) grantor(s) in the case of a trust revocable at the sole option of grantor(s) or (5) beneficiaries in the case of other trusts): _______


3.   Accredited Investors.

          All Purchasers will be required to represent that they meet at least one of the following requirements. Please indicate which of the following you meet:

          (i) All of the equity owners of the entity meet either (1), (2) or (3) below:

                    (1) have an individual net worth/****/ (or joint net worth
                                                     ----
                        with spouse) in excess of $1,000,000;

                    (2) had an individual income (not including any amounts
                        attributable to spouse or to property owned by spouse) of more than $200,000 in each of the previous two calendar years and a reasonable expectation to reach the same income level in the current year; or

                    (3) had a joint income with spouse in excess of $300,000 in each of the previous two calendar years and a reasonable expectation to reach the same income level in the current year.

                        Yes ____   No _____

          (ii) The Purchaser is any of the following entities (please indicate which by initialing the appropriate line(s)):

               (1) ___ A bank is defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

               (2) ___ A broker/dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act").

               (3) ___ An insurance company as defined in Section 2(13) of the Securities Act.

               (4) ___ An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section (2)(a)(48) of that Act.

               (5) ___ Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
                        (d) of the Small Business Investment Act of 1958.

               (6) ___ A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for

__________________
/****/  For purposes of this Questionnaire, a purchaser's "net worth" is equal
 ----
to the excess of total assets at fair market value over total liabilities (excluding home and home furnishings).

                        the benefits of its employees, if such plan has total assets in excess of $5,000,000.

               (7) ___ An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 "ERISA"), if the investment decision is made a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

               (8) ___  A private business development company as defined in
                        Section 202(a)(22) of the Investment Advisers Act of
                        1940.

               (9) ___ An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), a corporation, Massachusetts or similar business trust or partnership not formed for the specific purpose of acquiring the Units with total assets in excess of $5,000,000.

               (10) ___ A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

4.   Additional Information

     a.   If for a Trust:

          A Trust must attach a copy of its Declaration of Trust or other governing instrument, as amended, as well as all other documents that authorize the Trust to invest in the Units. All documentation must be complete and correct.

     b.   If for a Retirement Plan:

          The Retirement Plan must attach copies of all documents governing the Plan as well as all other documents authorizing the Retirement Plan to invest in the Units. Include, as necessary, documents defining permitted investments by the Retirement Plan and demonstrating the authority of the signing individual to act on behalf of the Plan. All documentation must be complete and correct.

5.   The Purchaser hereby acknowledges and represents and warrants that:

     1. (a) He/she/it has read and understands the risks associated with an investment in the Units and understands those risks, (b) the information contained in this Investor Questionnaire is true, complete and accurate as of the date hereof, and (c) he/she will contact Capital Automotive REIT immediately if any material change in any of this information occurs.

     2. The Units will be acquired for the Purchaser's own account for investment, and not for distribution or resale to others. The Purchaser agrees that it will not sell or otherwise transfer the Units unless any third party consents as required are first obtained and unless the securities are registered under the Securities Act, and under applicable state securities laws or unless an exemption from such registration is available. There is no market for the Units and none is expected to develop.

     3. All documents, records and books pertaining to this investment have been made available to the Purchaser and his/her/it respective attorney, accountant or investment representative; the Partnership has provided answers to all of his/her or their questions concerning the offering and an investment in the Partnership; and the books and records of the Partnership will be available upon reasonable notice for inspection during normal business hours of the Partnership at the Partnership's principal place of business.

     4. The Purchaser has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that it is, he/she is capable of evaluating the merits and risks of an investment in the Partnership, and will be able to bear the financial risks of this investment for an indefinite period of time.

     5. The Purchaser has discussed with his/her investment representative, lawyer, accountant or tax advisor, as applicable, the suitability of an investment in the Partnership for its particular tax and financial situation.

     6. The Purchaser is acquiring the Units without being furnished any offering.

     7. The Purchaser has kept confidential all information furnished to them by or on behalf of the Partnership and has not provided the same to anyone other than their agents (including counsel and accountants) on a need to know basis.


6.   Reliance by Partnership.

     I understand that the Partnership will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent, warrant and covenant to the Partnership as follows:

     1. I/We certify under the penalties of perjury that the social security number provided below and information provided with respect to Section 3406(a)(1)(C) of the Internal Revenue Code is true, correct and complete;

     2. The answers to the above questions are complete and correct and may be relied upon by the Partnership in determining whether the offering in connection with which I have executed this Questionnaire is exempt from registration under the Securities Act and applicable state securities laws; and hereby agree to indemnify the Partnership and its partners, affiliates, agents, employees and control persons, and hold each of them harmless against any and all loss, damages, liability or expense, including reasonable attorney's fees, which they or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the undersigned under this Investor Questionnaire or in connection with the sale or distribution by the undersigned of the Units purchased by the undersigned pursuant hereto in violation of the Securities Act or any other applicable law; and

     3. The person signing this Questionnaire on behalf of the Investing Entity has been duly authorized to sign the Questionnaire on behalf of the Investing Entity.


7.   Other Certifications.

     a.   If by a Corporation:

          By signing the Signature Page, the undersigned certifies the following:

          (A) that the Corporation's name, address of principal office, place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

          (B)  that one of the following is true and correct (check one):

               [_] (i)  the Corporation is a corporation organized in or under the laws of the United States or any political subdivision thereof.

               [_] (ii) the Corporation is a corporation which is neither created nor organized in or under the laws of the United States or any political subdivision thereof, but which has made an election under either Section 897(i) or 897(k) of the United States Internal Revenue Code of 1986, as amended, to be treated as a domestic corporation for certain purposes of United States Federal income taxation (A COPY OF THE INTERNAL REVENUE SERVICE ACKNOWLEDGMENT OF THE UNDERSIGNED'S ELECTION MUST BE ATTACHED TO THIS QUESTIONNAIRE IF THIS PROVISION IS APPLICABLE).

               [_] (iii) neither (i) nor (ii) above is true.

     b.   If by a Partnership:

               By signing the Signature Page, the undersigned certifies on behalf of such Partnership the following:

               (A) that such Partnership's name, address of principal office, place of formation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

               (B) that one of the following is true and correct (check one).

                   [_] (i) such Partnership is a partnership formed in or under the laws of the United States or any political subdivision thereof.

                   [_] (ii) such Partnership is not a partnership formed in or under the laws of the United States or any political subdivision thereof.

     c.   If by a Trust (other than a retirement related trust) or Estate:

               By signing the Signature Page, the undersigned certifies on behalf of such Trust or Estate the following:

               (A) that such Trust's or Estate's purchase of the Units in within the investment powers and authority of such Trust of Estate (as set forth in the declaration of trust or other governing instruments) and that all necessary consents, approvals and authorizations for such purchase have been obtained and that each person who signs the Signature Page has all requisite power and authority as trustee or executor or administrator to execute this Questionnaire and the Contribution Agreement on behalf of such Trust or Estate;

               (B) that such Trust has not been established in connection with either (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, or (ii) a plan described in Section 4975(e)(i) of the Internal Revenue Code;

               (C) that such Trust's or Estate's name, address of principal office, place of formation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

               (D) that one of the following is true and correct (check one):

                   [_] (i) such Trust is a trust whose income from sources outside of the United States Federal tax purposes regardless of its connection with a trade or business carried on in the United States.

                   [_] (ii) such Trust is an estate or trust whose income from sources outside of the United States Federal income tax purposes regardless of its connection with a trade or business carried on in the United States.

     d.   If by a Retirement Plan:

               By signing the Signature Page, the undersigned on behalf of such Retirement Plan certifies the following:

          (A) that such Retirement Plan's governing documents duly authorize the type of investment contemplated herein, and the undersigned is authorized and empowered to make such investment on behalf of such Retirement Plan.

_____________________________________________________________
(please print the exact name(s) and title in which the Units should be issued)


     (Investing Entity)

     (Signature of Purchaser)          _________________________________________


     (Name and Title Typed or Printed) _________________________________________

     (Name of Trustee(s) (if Trust))   _________________________________________

                                       _________________________________________

     (Date)                            _________________________________________

                               EXHIBIT 7.2.1(p)

                             ESTOPPEL CERTIFICATE


To:  CAPITAL AUTOMOTIVE REIT
     1925 North Lynn Street, Suite 306
     Arlington, Virginia  22209
     Attention:  Thomas D. Eckert, President and Chief Executive Officer

Re: Mortgagee's Interest and Mortgage Status in and of the Property owned by ______________________________________________________
     (the "The Contributor") and commonly known as ________________
      (the "Property").

Gentlemen:

     The undersigned ("Mortgagee") hereby certifies to CAPITAL AUTOMOTIVE REIT (The "Company") and CAPITAL AUTOMOTIVE L.P. (the "Partnership") as follows:

          (i) The certifications contained herein are being made with the knowledge that the Company and the Partnership will place substantial reliance thereon in connection with a major financial transaction involving, among other maters, the acquisition of the Property, subject to Mortgagee's Interest and the Mortgage, based upon the value of the Property as so subjected.

          (ii) Mortgagee's interest in the property results from the lending to the Contributor of a sum of money in the original principal amount of $______________, upon the terms and conditions set forth in that certain promissory note (the"Note"), an exact copy of which annexed hereto as Exhibit A. The principal amount actually advanced under the note as of the date of this certificate is $_____________, of which $_____________ is outstanding as of the date of this certificate.

          (iii) Mortgagee's entire interest in the Property ("Mortgagee's Interest") is the security interest conferred by the security document annexed hereto as Exhibit B and such other security instruments and filings as are required by the terms of such document (collectively, the "Mortgage").

          (iv) As of the date of this certificate there exists no default or any condition or matter which, with the passage of time, could constitute a default under or with respect to the Note or the Mortgage and there are not prior defaults under the Note or the Mortgage which could become present or future defaults if any presently outstanding waivers by the Mortgagee are withdrawn.

          (v) If the Note or Mortgage contains any "due on sale" or other acceleration clause based upon change of ownership of the Property, the same shall be deemed deleted if the Property is hereafter acquired by the Partnership or the Company.

          (vi) The undersigned has not assigned, sold or otherwise encumbered its title to the Note, Mortgage or Mortgagee's interest and has full power and authority to execute this certificate without the approval of any other person, corporation or other entity.

          IN WITNESS WHEREOF, the undersigned has executed this certificate under seal this ____ day of ______________, 1997, intending the same to be a sealed instrument of the Mortgagee.


                                                           _____________________
                                                           Mortgagee



ATTEST/WITNESS                                       By:__________________(SEAL)

                                                     Title:_____________________

                               [Exhibit 7.2.1(q)

                       Opinion of Contributor's Counsel

Not on Computer system]

                               EXHIBIT 7.2.2(F)
                               ----------------

       OPINION OF WILMER, CUTLER & PICKERING TO BE DELIVERED AT CLOSING:

1. The Company is a corporation duly organized or formed, validly existing and in good standing under the laws of the State of Delaware.

2. The Partnership is a limited partnership duly organized or formed, validly existing and in good standing under the laws of the State of Maryland.

3. Each of the Company and the Partnership has the requisite corporate or partnership power (respectively) to execute and deliver, and to perform its obligations under, the Agreement.

4. The general partner of the Partnership has the requisite partnership power and authority to carry on its business and to execute an deliver, and to perform its obligations under, the Agreement and to execute and deliver on behalf of such Partnership, and to bind the Partnership to, the Agreement.

5. The execution and delivery by each of the Company and the Partnership has been duly authorized by all necessary corporate or partnership actions (respectively).

6. The execution, delivery and performance of the Agreement by the general partner of the Partnership on behalf of the Partnership have been duly authorized by all necessary partnership actions, and the individuals executing the Agreement on behalf of such general partner have been duly authorized to do so.

7. The execution, delivery and performance by the Company will not violate the charter or bylaws of the Company.

8. The execution, delivery and performance by the general partner of the Partnership, and such general partner's performance of its obligations under, the Agreement on behalf of the Partnership will not violate the Partnerships Organizational Documents.

9. The Agreement has been duly executed and delivered by each of the Partnership and the Company and is the legal, valid and binding obligation of each, enforceable against each in accordance with its terms.

                                  SCHEDULE I
                                  ----------

                       CONTRIBUTORS' NAMES AND ADDRESSES

                                Property Numbers
Name                            from Schedule 1.2               Address
----                            -----------------               -------
1.  Robert M. Rosenthal         1 - Individually and as         P.O. Box 1887
                                    Managing Joint Tenant       Middleburg, VA 22117
                                2 - General Partner
                                3 - Managing Joint Tenant
                                4 - Individually and
                                    In Trust
                                5 - Managing Joint
                                    Tenant
                                6 - Individually
                                7 - General Partner

2.  Marion Rosenthal            4(b) - Individually             P.O. Box 1887
                                                                Middleburg, VA 22117

3.  Geneva Enterprises, Inc.    5                               1100 South Glebe
                                                                Road, Arlington, VA 22204

                                 SCHEDULE 1.2
                                 ------------

             OWNERSHIP INTERESTS IN PROPERTIES AND PURCHASE PRICES

--------------------------------------------------------------------------------------------
  Property
   Number                            Contributor                    Tax Account Number
   ------                            -----------                    ------------------
-------------------------------------------------------------------------------------------
      1        Robert M. Rosenthal, M. Rosenthal, B. Peterson,       029-3-01-00-0002-C
               J. Cafritz, N. Rosenthal                              029-3-01-00-0002-C


               Robert M. Rosenthal                                   029-3-01-00-0002-D
-------------------------------------------------------------------------------------------
      2        8525 Leesburg Pike L.P. (44.4% R. Rosenthal,          029-3-01-00-0002-B
               10.1% B. Peterson, 10.1% J. Cafritz, 10.1% N.
               Rosenthal, 21.2% Grandchildren Trust, 2.0%
               Richard Patterson, 2.0% D. Bavely)
-------------------------------------------------------------------------------------------
      3        Robert M. Rosenthal, M. Rosenthal, B. Peterson,        029-3-01-00-0056
               J. Cafritz, N. Rosenthal
--------------------------------------------------------------------------------------------
    4(a)       Robert M. Rosenthal In Trust For R. Rosenthal,            13-017-010
               B. Peterson, J. Cafritz, N. Rosenthal.                    13-017-001
                                                                         13-017-002
                                                                         13-017-003
                                                                         13-017-016
                                                                         13-017-017
     (b)       Robert M. and Marion Rosenthal (70%) and
               Robert M. Rosenthal, B. Peterson, J. Cafritz, N.          13-017-009
               Rosenthal.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
  Property                                                                   Contribution
   Number                Property Address                                       Amount
   ------                ----------------                                   --------------

--------------------------------------------------------------------------------------------
     1          1580 Springhill Rd., Vienna, VA  22182                          $9,749,292
                1592 Springhill Rd., Vienna, VA  22182
--------------------------------------------------------------------------------------------
      2         adjacent to 1592 Springhill Rd., Vienna, VA  22182 (2 acre       1,614,327
                lot)
                8525-8527 Leesburg Pike, Vienna, VA  22182                     $23,684,114
--------------------------------------------------------------------------------------------
      3         1548 Spring Hill Rd., Vienna, VA  22102                         $1,049,000
--------------------------------------------------------------------------------------------
      4(a)      750 North Glebe Rd., Arlington, VA  22203                       $4,856,275
                750 North Glebe Rd., Arlington, VA  22203
                750 North Glebe Rd., Arlington, VA  22203
                750 North Glebe Rd., Arlington, VA  22203
                750 North Glebe Rd., Arlington, VA  22203
                750 North Glebe Rd., Arlington, VA  22203

       (b)
                444 N. Wilson Blvd., Arlington, VA  22203                         $458,182
--------------------------------------------------------------------------------------------

                             SCHEDULE 1.2, CONTD.
                             --------------------

             OWNERSHIP INTERESTS IN PROPERTIES AND PURCHASE PRICES

-------------------------------------------------------------------------------------
 Property                                                             Tax Account
  Number                        Contributor                              Number
  ------                        -----------                              ------
-------------------------------------------------------------------------------------
     5       R. Rosenthal, B. Peterson, J. Cafritz, N.                 26-001-020
             Rosenthal
                                                                       26-001-018
             Geneva Enterprises, Inc.                                  26-001-071
             Geneva Enterprises, Inc.                                  26-001-072
             Geneva Enterprises, Inc.                                  32-007-002
             Geneva Enterprises, Inc.                                  32-007-003
             Geneva Enterprises, Inc.                                  32-007-007
             Geneva Enterprises, Inc.                                  32-007-008
             Geneva Enterprises, Inc.                                  32-007-009
             Geneva Enterprises, Inc.                                  32-007-010
             Geneva Enterprises, Inc.                                  32-007-011
             Geneva Enterprises, Inc.                                  32-007-013
             Geneva Enterprises, Inc.
-------------------------------------------------------------------------------------
     6       Robert M. Rosenthal                                       31-034-001
-------------------------------------------------------------------------------------
     7       RP Gaithersburg, L.P. (40% R. Rosenthal, 20%            09-201-02571575
             B. Peterson, 20% J. Cafritz, 20% N. Rosenthal)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
 Property                                                              Contribution
  Number                      Property Address                            Amount
  ------                      ----------------                         ----------
-------------------------------------------------------------------------------------
     5
             3400 South Columbia Pike, Arlington, VA  22204            $2,743,318;
-------------------------------------------------------------------------------------
             3514 South Columbia Pike, Arlington, VA  22204            $3,982,346
             1100 South Glebe Rd., Arlington, VA  22204
             1110 South Glebe Rd., Arlington, VA  22204
             1101 South Glebe Rd., Arlington, VA  22204
             Part of 1101 South Glebe Rd., Arlington, VA 22204
             S 11th Street, Lot E, Arlington, VA  22204
             S 11th Street, Lot D, Arlington, VA  22204
             S 11th Street, Lot C, Arlington, VA  22204
             Part of South Glebe Rd., Arlington, VA  22204
             Part of South Glebe Rd., Arlington, VA  22204
             South  Columbia Rd., Arlington, VA  22204
-------------------------------------------------------------------------------------
     6       2700 Shirley Hwy., Arlington, VA                          $4,852,174
-------------------------------------------------------------------------------------
     7       619-625 North Frederick Ave., Gaithersburg, MD  20879    $11,521,643

-------------------------------------------------------------------------------------

                                SCHEDULE 1.3(A)
                                ---------------

          SCHEDULE OF UNITS ISSUED IN CONSIDERATION FOR EACH PROPERTY

     Each Contributor will receive a number of Units that is equal to the Contribution Value of the Property contributed by such Contributor as determined by application of the formula set forth in Section 1.3 of the Agreement (as further adjusted pursuant to Section 2.1, if applicable).

                                SCHEDULE 1.3(B)
                                ---------------

                             MORTGAGE INDEBTEDNESS

------------------------------------------------------------------------------------------------------------------------------------

 Property/Parcel                        Name of Borrower               Lender        Outstanding         Maturity Date    Prepayment

                                                                                     Principal on                         right
                                                                                     November 1,
                                                                                     1997/at Closing
                                                                                     Date
------------------------------------------------------------------------------------------------------------------------------------
  1580 Springhill Rd., Vienna, VA       Robert M. Rosenthal, et al     First         $3,580,725/         10/1/07          Yes
  22182                                 (pursuant to a Deed of         Virginia      (To be
  1592 Springhill Rd., Vienna, VA       Trust)                         Bank          determined on
  22182                                 [Information received from                   Closing Date)
                                        Dominic Conti that
                                        individual partners in
                                        Springhill Road Associates
                                        L.P. filed Deed of Trust in
                                        October, 1997]
------------------------------------------------------------------------------------------------------------------------------------

  8525-8527 Leesburg Pike, Vienna,      8525 Leesburg Pike L.P.        Nations       $1,059,777/         6/1/01           Yes
  VA 22182                              (pursuant to two Deeds of      Bank          (To be
                                        Trusts)                                      Determined on
                                                                       Crestar       Closing Date)

                                                                                     $14,104,000/        6/1/01
                                                                                     (To be
                                                                                     determined on
                                                                                     Closing Date)
------------------------------------------------------------------------------------------------------------------------------------

  1548 Spring Hill Road, Vienna, VA     Robert Rosenthal               First         $211,317/           6/1/06           Yes
  22102                                 (pursuant to a Deed of         Virginia      (To be
                                        Trust)                         Bank          determined on
                                                                                     Closing Date)
------------------------------------------------------------------------------------------------------------------------------------

  619-625 North Frederick Avenue,       RP Gaithersburg L.P.           First         $7,291,440/         6/1/06           Yes
  Gaithersburg, MD                      (pursuant to a Deed of         Virginia      (To be
                                        Trust)                         Bank          determined on
                                                                                     Closing Date)
------------------------------------------------------------------------------------------------------------------------------------

                            SCHEDULE 1.3(B) CONTD.
                            ----------------------

                             MORTGAGE INDEBTEDNESS

-----------------------------------------------------------------------------------------------------------------------------------
  Property/Parcel                        Name of Borrower              Lender      Outstanding        Maturity Date     Prepayment
                                                                                   Principal on                         right
                                                                                   November 1,
                                                                                   1997/on Closing
                                                                                   Date
-----------------------------------------------------------------------------------------------------------------------------------
  750 North Glebe Rd., Arlington, VA     Robert M. Rosenthal, et al,   First       $2,742,939/(To     6/1/06            Yes
  22203                                  Joint Tenants (pursuant to    Virginia    be determined
                                         a Deed of Trust)              Bank        on Closing Date)
  750 North Glebe Rd., Arlington, VA
  22203

  750 North Glebe Rd., Arlington, VA
  22203

  750 North Glebe Rd., Arlington, VA
  22203

  750 North Glebe Rd., Arlington, VA
  22203

  750 North Glebe Rd., Arlington, VA
  22203

  (Tax Ids. 13-017-010
  13-017-009
  13-017-001
  13-017-002
  13-017-003
  13-017-016
  13-017-017)

  444 N. Wilson Blvd., Arlington, VA
  22203

------------------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 4.1
                                 ------------

                                PRIOR OCCUPANTS

     1. Lease Number 1 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc. d/b/a Rosenthal Chevrolet/GEO/Jeep Eagle

     2. Lease Number 2 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc. d/b/a Rosenthal Honda

     3. Lease Number 3 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc. d/b/a Rosenthal Honda

     4. Lease Number 4 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc. d/b/a Rosenthal Isuzu

     5. Lease Number 5 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc. d/b/a Rosenthal Isuzu

     6. Lease Number 6 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc. d/b/a Rosenthal Acura

     7. Lease Number 7 on Schedule 9.19.2 -- Lessee: Maryland Imported Cars, Inc. d/b/a Rosenthal Gaithersburg Mazda

     8. Lease Number 8 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc. d/b/a Rosenthal Chevrolet

     9. Lease Number 9 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc. d/b/a Rosenthal Infiniti

     10. Lease Number 10 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc. d/b/a Rosenthal Jaguar

     11. Lease Number 11 on Schedule 9.19.2 -- Lessee: Geneva Enterprise d/b/a Rosenthal Nissan Mazda and Rosenthal Honda

     12. Lease Number 12 on Schedule 9.19.2 -- Lessee: Geneva Enterprises, Inc., Inc. d/b/a Rosenthal Mazda-Arlington

                                SCHEDULE 4.4(B)
                                ---------------

                                  GUARANTIES

     Geneva Enterprises, Inc. is guaranteeing a lease to be entered into by and between Maryland Imported Cars, Inc. d/b/a Gaithersburg Mazda and Capital Automotive L.P. with respect to the Property located at 625 North Frederick Ave., Gaithersburg, MD.

                                 SCHEDULE 5.1
                                 ------------

                             SCHEDULED EXCEPTIONS

     1. Lease by and among Ethel Stein and Rose Stein and Rosenthal Chevrolet Company dated September 8, 1965, as amended by the First Amendment to Lease by and among Norman and Darlein Stein, et al. and Geneva Enterprises, Inc. d/b/a Rosenthal Chevrolet/Geo/Jeep Eagle for the property at 3500-3512 Columbia Pike.

     Any further disclosures required by this Schedule 5.1 shall be inserted hereon after the execution of this Agreement according to Sections 5.1, 5.2 and 5.3 of the Agreement.

                                 SCHEDULE 9.6
                                 ------------

                               MATERIAL DEFAULTS

Any disclosures required by this Schedule 9.6 shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                                 SCHEDULE 9.13
                                 -------------

                                    ZONING


Property Number from Schedule 1.2 (a)      Zoning Classification
-------------------------------------      ---------------------

                 1                         Parcel 029-3-01-00-0002-C -- C-7
                                           Parcel 029-3-01-00-0002-C -- C-7
                                           Parcel 029-3-01-00-0002-D -- C-7

                 2                         C-7

                 3                         I-5

                 4                         Parcel 13-017-010 -- C-2
                                           Parcel 13-017-009 -- C-2
                                           Parcel 13-017-001 -- R-5
                                           Parcel 13-017-002 -- R-5
                                           Parcel 13-017-003 -- R-5
                                           Parcel 13-017-016 -- R-5
                                           Parcel 13-017-017 -- C-2

                 5                         Parcel 26-001-020 -- C-3
                                           Parcel 26-001-018 -- C-3

                                           Parcel 26-001-071 -- C-2
                                           Parcel 26-001-072 -- C-0
                                           Parcel 32-007-002 -- C-2
                                           Parcel 32-007-003 -- R-5
                                           Parcel 32-007-007 -- C-2
                                           Parcel 32-007-008 -- C-2
                                           Parcel 32-007-009 -- C-2
                                           Parcel 32-007-010 -- C-2
                                           Parcel 32-007-011 -- C-2
                                           Parcel 32-007-013 -- C-2

                 6                         M-1

                 7                         C-2

                              SCHEDULE 9.15.5(A)
                              ------------------

    THE TREATMENT, STORAGE AND DISPOSAL LOCATIONS FOR SUBSTANCES OF CONCERN

Any disclosures required by this Schedule 9.15.5(a) shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                              SCHEDULE 9.15.5(B)
                              ------------------

                                 STORAGE TANKS

          PROPERTY                                  TANKS
1.  Rosenthal Infiniti          Two aboveground storage tanks currently in use:
    8527 Leesburg Pike          (1) 500 gallons - used oil; (2) 500 gallons -
    Tysons Corner, Virginia     motor oil.

2.  Rosenthal Nissan-Mazda      Five underground storage tanks currently in
    8525 Leesburg Pike          use: (1) 12,000 gallons - heating oil; (2) 4,000
    Tysons Corner, Virginia     gallons - gasoline; (3) 4,000 gallons -
                                gasoline; (4) 1,000 gallons - motor oil; (5) 500
                                gallons -waste oil.

                                One underground storage tank not currently in use: (1) 1,000 gallons - motor oil.

                                One aboveground storage tank currently in use:
                                (1) 275 gallons - used anti-freeze.

                                None.

3.  Rosenthal Property
    Fairfax County Tax Map 29-3-
    ((1))
    Parcel 2D
    Tysons Corner, Virginia

                                Three aboveground storage tanks currently in
                                use: (1) 550 gallons - motor oil; (2) 275
 4. Rosenthal Jaguar            gallons- motor oil; (3) 550 gallons - waste oil.
    1592 Spring Hill Road
    Tysons Corner, Virginia     One former 1,000 gallon underground storage tank
                                used for waste oil storage was removed in March
                                1997. Environmental sampling indicates the
                                presence of petroleum contamination in the soil
                                in and around the site of the former tank. The
                                Virginia Department of Environmental Quality has
                                assigned Pollution Complaint No. 97-3155 to the
                                Property based on this contamination, and
                                consultants are currently conducting required
                                investigatory activities.

                                One aboveground storage tank currently in use:
                                (1) 500 gallons - waste paint.

5.  Rosenthal Body Shop
    1548 Spring Hill Road
    Tysons Corner, Virginia     Four aboveground storage tanks currently in use:
                                (1) 275 gallons - motor oil; (2) 275 gallons -
                                motor oil; (3) 275 gallons - waste anti-freeze; (4)
                                550 gallons - waste motor oil.
6.  Rosenthal Mazda
    750 North Glebe Road        Three former 3,000 gallon underground storage
    Arlington, Virginia         tanks used for gasoline storage and one former
                                550 gallon underground storage tank used for
                                waste oil storage were removed in August 1993.
                                Environmental sampling indicates the presence
                                of petroleum contamination in the soil and
                                groundwater in and around the site of the former
                                tanks. The Virginia Department of Environmental
                                Quality has assigned Pollution Complaint No.
                                94-0097 to the Property based on this contamination
                                and consultants have completed investigatory
                                activities and are currently preparing a
                                plan for remediation of the contamination.

                                Eleven aboveground storage tanks currently in use:
                                (1) 500 gallons - motor oil; (2) 500 gallons -
                                waste oil; (3) 275 gallons - waste anti-freeze;
                                (4) 275 gallons - transmission fluid; (5) 275
                                gallons - motor oil; (6) 275 gallons -waste oil;
                                (7) 275 gallons - motor oil; (8) 275 gallons -
7.  Rosenthal Gaithersburg      waste oil; (9) 500 gallons - motor oil; (10) 500
    Auto Park 619-625           gallons - waste oil; (11) 275 gallons - waste
    North Frederick Avenue      anti-freeze.
    Gaithersburg, Maryland
                                Five aboveground storage tanks currently in use:
                                (1) 275 gallons - motor oil; (2) 275 gallons -
                                motor oil; (3) 275 gallons - waste oil; (4) 275
                                gallons -motor oil; (5) 275 gallons - motor oil.

                                One underground storage currently in use: (1) 550 gallons - waste oil.
8.  Rosenthal Chevrolet

    3400 South Columbia Pike    One underground storage tank not currently in use:
    Arlington County, Virginia  (1) 2,000 gallon gasoline tank closed in placed
                                (with sand).


                                Three underground storage tanks currently in use:
                                (1) 4,000 gallons - gasoline; (2) 2,000 gallons - gasoline; (3) 1,000 gallons - waste oil.

                                Three aboveground storage tanks currently in use:
                                (1) 550 gallons - motor oil; (2) 150 gallons - waste anti-freeze; (3) 150 gallons - waste anti-freeze.

9.  Rosenthal Honda
    1580 Spring Hill Road
    Tysons Corner, Virginia     Two former 3,000 gallon underground storage tanks
                                used for gasoline storage were removed in August
                                1993. Environmental sampling indicated the
                                presence of gasoline concentrations in the soil
                                and ground water in and around the site of the
                                former tanks. On June 5, 1995, consultants removed
                                approximately 600 tons of petroleum-contaminated
                                soil and 8,255 gallons of petroleum-contaminated
10. Shirlington Lot             groundwaters from the former site of underground
    2700 Shirley Highway        storage tanks. Although low levels of residual and
    Arlington, Virginia         dissolved contaminates remain at the subsurface at
                                the site, consultants have concluded that the
                                removal of the petroleum-contaminated soils and
                                groundwater appears to have significantly reduced
                                the mass of residual and dissolved contaminates
                                present at the site and further concluded that
                                such contaminates remaining in the subsurface of
                                the site do not pose an appreciable risk to human
                                health and the environment. On July 21, 1995, the
                                Virginia Department of Environmental Quality
                                closed a previously-assigned Pollution Complaint
                                No. 94-0581 related to the Property.

                              SCHEDULE 9.15.5(C)
                              ------------------

                             EXISTENCE OF ASBESTOS

          1. The Property located at 2700 Shirley Highway, Arlington, Virginia ("Shirley Highway Property"), includes a warehouse building in which the presence of asbestos-containing materials ("ACMs") has been confirmed. The Phase I Environmental Site Assessment (prepared by Environmental Consultants and Contractors, Inc., ECC Project No. 97-3083, Oct. 22, 1997) of the Shirley Highway Property identifies the following types and locations of ACMs: corrugated paper pipe insulation located in Rooms 102, 104, and 105 (approximately 1,000 linear feet); spray-applied ceiling plaster in Room 103 and throughout the second floor (approximately 18,000 square feet); chiller unit insulation in Room 201 (approximately two cubic feet); brown vinyl floor tile and mastic on the second floor (approximately 10,000 square feet); cementitious pipe fitting insulation in various locations throughout the building (400 linear feet); and tan/green vinyl floor tile and mastic in Rooms 104 and 105 (approximately 500 square feet).

          2. The Property located at 3400 South Columbia Pike, Arlington, Virginia ("3400 South Columbia Pike Property"), includes two buildings in which the presence of asbestos-containing materials ("ACMs") has been confirmed. The Phase I Environmental Site Assessment (prepared by Environmental Consultants and Contractors, Inc., ECC Project No. 97-3073, Oct. 22, 1997) of the 3400 South Columbia Pike Property identifies the following types and locations of ACMs in the Chevrolet showroom building: friable paper backing on approximately 80 square feet of tan sheet vinyl in the service department cashier's office; five linear feet of friable corrugated paper insulation and cementitious fitting insulation enclosed within the front column separating the Parts Department Service Desk area from the Parts Department Manager's Office; ten linear feet of friable corrugated paper insulation and cementitious fitting insulation enclosed within the ground floor bathroom ceilings; five styles of non-friable 9" x 9" vinyl floor tile throughout the building; and roofing materials. The Phase I Assessment of the 3400 South Columbia Pike Property also identifies the following ACMs in the Pre-Owned Vehicle building: non-friable roofing tar used to seal protruding vents and equipment on the roof.

                              SCHEDULE 9.15.5(F)
                              ------------------

                   ENVIRONMENTAL PERMITS AND AUTHORIZATIONS

The disclosures required by this Schedule 9.15.5(f) shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                                 SCHEDULE 9.16
                                 -------------

                                   INSURANCE

The disclosures required by this Schedule 9.16 shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                                 SCHEDULE 9.19
                                 -------------

                               LEASE DISCLOSURES

Any disclosures required by this Schedule 9.19 shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                                SCHEDULE 9.19.2
                                ---------------

                             LEASES AND RENT ROLLS

     *Note: Each of the following entries represents a separate lease on the Property referenced in such entries.

1.   PROPERTY 5 (FROM SCHEDULE 1.2):

     Lessors: Robert M. Rosenthal, Brooke Peterson, Jane Cafritz and Nancy Rosenthal

     Lessee:       Geneva Enterprises, Inc. d/b/a Rosenthal Chevrolet/GEO/Jeep
                   Eagle

     Annual Rent:  $147,600

2.   PROPERTY 3 (FROM SCHEDULE 1.2)

     Lessors: Robert M. Rosenthal, Brooke Peterson, Jane, Cafritz and Nancy Rosenthal, Joint Tenants

     Lessee:       Geneva Enterprises, Inc.  d/b/a Rosenthal Honda (Body Shop)

     Annual Rent:  $123,775

3.   PROPERTY 1 (FROM SCHEDULE 1.2) (2 ACRE LOT)

     Lessor:       Robert M. Rosenthal

     Lessee:       Geneva Enterprises, Inc.  d/b/a Rosenthal Honda

     Annual Rent:  $174,720

4.   PROPERTY 7 (FROM SCHEDULE 1.2)

     Lessor:       RP Gaithersburg, L.P.

     Lessee:       Geneva Enterprises, Inc.  d/b/a Rosenthal Isuzu

     Annual Rent:  $431,364

5.   PROPERTY 7 (FROM SCHEDULE 1.2)

     Lessor:       RP Gaithersburg, L.P.

     Lessee:       Geneva Enterprises, Inc.  d/b/a Rosenthal Acura

     Annual Rent:  $315,444

                            SCHEDULE 9.19.2, CONTD.
                            -----------------------

                             LEASES AND RENT ROLLS

6.   PROPERTY 7 (FROM SCHEDULE 1.2)

     Lessor:       RP Gaithersburg, L.P.

     Lessee:       Geneva Enterprises, Inc.  d/b/a Gaithersburg Nissan

     Annual Rent:  $334,654

7.   PROPERTY  7 (FROM SCHEDULE 1.2)

     Lessor:       RP Gaithersburg, L.P.

     Lessee: Geneva Enterprises, Inc. d/b/a Maryland Imported Cars, Inc. Gaithersburg Mazda

     Annual Rent:  $249,696

8.   PROPERTY 6 (FROM SCHEDULE 1.2)

     Lessor:       Robert M. Rosenthal

     Lessee:       Geneva Enterprises, Inc.  d/b/a Rosenthal Chevrolet

     Annual Rent:  $390,000

9.   PROPERTY 3 (FROM SCHEDULE 1.2)

     Lessor:       8525 Leesburg Pike Limited Partnership

     Lessee:       Geneva Enterprises, Inc. d/b/a Rosenthal Infiniti

     Annual Rent:  $250,056

10.  PROPERTY 1 (FROM SCHEDULE 1.2)

     Lessors: Joint Tenants Robert M. Rosenthal, Marion Rosenthal, Brooke Peterson, Jane Cafritz, Nancy Rosenthal

     Lessee:       Geneva Enterprises, Inc.  d/b/a Rosenthal Jaguar

     Annual Rent:  $499,308

                            SCHEDULE 9.19.2, CONTD.
                            -----------------------

                             LEASES AND RENT ROLLS

11.  PROPERTIES  1 (FROM SCHEDULE 1.2)

     Lessors:      Robert M. Rosenthal, Brooke Peterson, Jane Cafritz, Nancy
                   Rosenthal

     Lessee:       Geneva Enterprises, Inc. d/b/a Rosenthal Honda

     Annual Rent:  $499,320

12.  PROPERTY 4 (FROM SCHEDULE 1.2)

     Lessor:       Robert M. Rosenthal

     Lessee:       Geneva Enterprises, Inc. d/b/a Rosenthal Mazda-Arlington

     Annual Rent:  $616,476

                               SCHEDULE 9.19.13
                               ----------------

                                OTHER LANDLORDS

Any disclosures required by this Schedule 9.19.13 shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                               SCHEDULE 9.20(A)
                               ----------------

                               SERVICE CONTRACTS

The disclosures required by this Schedule 9.20 shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                               SCHEDULE 9.20(B)
                               ----------------

                             MANAGEMENT CONTRACTS

The disclosures required by this Schedule 9.20 shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                                 SCHEDULE 9.23
                                 -------------

                          LIABILITIES OF CONTRIBUTORS

     1. Obligation related to Property 5 of Schedule 1.2 (or contributors of such Property): Note Payable to Geneva Enterprises Inc. in the amount of $550,000.

     2.   See also Schedule 1.3(b).

                                 SCHEDULE 9.24
                                 -------------

                                   CONTRACTS

The disclosures required by this Schedule 9.24 shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                                 SCHEDULE 9.26
                                 -------------

    EMPLOYEE BENEFIT PLANS/EMPLOYMENT CONTRACTS/EMPLOYEE BENEFIT LIABILITIES

The disclosures required by this Schedule 9.26 shall be inserted hereon after the execution of the Agreement according to Section 7.3.12 of the Agreement.

                                SCHEDULE 12.1.5
                                ---------------

         RESTRICTIONS ON SALE AND/OR FINANCING OF SPECIFIED PROPERTIES

 Property Number from Schedule 1.2      Lock-Out Period for Sale and Financing
 ---------------------------------      --------------------------------------

              1                                7  years

              2                                7 years

              3                                7 years

              4                                7 years

              5                                6 years

              6                                6 years

              7                                5 years

                                SCHEDULE 12.4.5
                                ---------------

                          LIMITATIONS ON INDEBTEDNESS

CONTRIBUTOR               TAX                PROPERTY             TAX BASIS          MORTGAGE           DEBT TO BE
                          ACCOUNT            ADDRESS                                 BALANCE            MAINTAINED
                          NUMBER
-------------------------------------------------------------------------------------------------------------------
SPRING HILL               029-3-01-          1580 Springhill      $2,064,057         $3,580,725         $1,516,668
ROAD ASSOCIATES           00-0002-C          Rd., Vienna, VA
L.P.                      029-3-01-          22182
                          00-0002-C          1592 Springhill
                                             Rd., Vienna, VA
                                             22182

1548 SPRINGHILL           029-3-01-          1548 Spring          $156,932           $211,317           $54,385
ROAD ASSOCIATES,          00-0056            Hill Rd.,
L.P.                                         Vienna, VA

RP                        09-201-            619-25  North        $7,025,178         $7,291,440         $266,262
GAITHERSBURG,             02571575           Frederick
L.P.                                         Ave.,
                                             Gaithersburg,
                                             MD

750 NORTH GLEBE           13-017-010;        750 North            $2,238,313         $2,742,939         $504,626
ROAD, L.P.                13,017-009;        Glebe Rd.,
                          13-017-            Arlington,
                          001*; 13-          VA
                          017-002; 3-
                          017-016*;          444 North
                          13-017-017         Wilson Lane,
                                             Arlington,
                          *L.P. owns         VA
                          30% of
                          Property
                                                                  -----------        -----------        ----------
                                             TOTALS               $11,484,480        $13,826,421        $2,341,941

                                SCHEDULE 14.2.1
                                ---------------

                                  INDEMNITORS

          None.